[BACKGROUND PICTURE OF BUILDINGS]

SL Green Realty Corp.
Third Quarter 2001
Supplemental Data
September 30, 2001

================================================================================
                                                    [SL GREEN REALTY CORP. LOGO]
================================================================================

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust (REIT) that primarily owns, manages, leases, acquires and repositions office properties in emerging, high-growth submarkets of Manhattan.

o SL Green's common stock and Preferred Income Equity Redeemable Shares ("PIERS" SM), are listed on the New York Stock Exchange, and trade under the symbols: SLG and SLG PrA respectively.

o SL Green maintains an internet site at WWW.SLGREEN.COM at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found. Such information is not reiterated in this supplemental financial package. This supplemental financial package is available through the Company's Internet site.

o This data is presented to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings. The financial data herein is unaudited and is provided from the prospective of timeliness to assist readers of quarterly and annual financial filings. As such, data otherwise contained in future regulatory filings covering the same period may be restated from the data presented herein.

o Questions pertaining to the information contained herein should be referred to Michael W. Reid or Thomas E. Wirth at michael.reid@slgreen.com or tom.wirth@slgreen.com or at 212-594-2700.

This report includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of the Company's operations and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company. Any such statements are not guarantees of future performance and actual results or developments may differ materially from those anticipated in the forward-looking statements.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the Quarter ended September 30, 2001 that will subsequently be released on Form 10-Q to be filed on or before November 15, 2001.


                                       2
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================================================================================
TABLE OF CONTENTS                                   [SL GREEN REALTY CORP. LOGO]
================================================================================

       Highlights of Current Period Financial Performance              4-9

       Unaudited Financial Statements
                   Financial Highlights                                 10
                Balance Sheets                                       11-12
                Statements of Operations                             13-14
                   Joint Venture Statements                          15-16
                Statement of Stockholders' Equity                       17
                Funds From Operations                                   18

       Selected Financial Data                                       19-21

       Summary of Debt and Ground Lease Arrangements                 22-23

       Mortgage Investments and Preferred Equity                        24

       Property Data
                Composition of Property Portfolio                       25
                Top Tenants                                             26
                Leasing Activity Summary                             27-30
                Lease Expiration Schedule                            31-32

       Summary of Acquisition/Disposition Activity                   33-34
       Supplemental Definitions                                         35
       Corporate Information                                            36

[SL GREEN REALTY CORP. LOGO]

                                       3
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================================================================================
CORPORATE PROFILE                                   [SL GREEN REALTY CORP. LOGO]
================================================================================



SL Green Realty Corporation (the "Company") was formed on August 20, 1997 to continue the commercial real estate business of SL Green Properties Inc. founded in 1980 by Stephen L. Green, our current Chairman and Chief Executive Officer. For more than 20 years SL Green Properties Inc. has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan. The Company's investment focus is to create value through the acquisition, redevelopment and repositioning of Manhattan office properties and releasing and managing these properties for maximum cash flow.

Looking forward, SL Green Realty Corp. will continue its opportunistic investment philosophy through 3 established business lines: wholly owned property investments, co-ownership in properties with institutional partners, and structured finance investments. This three-legged investment strategy will allow SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

Today, the Company is the only fully integrated, self-managed, self-administered Real Estate Investment Trust (REIT) exclusively focused on owning and operating office buildings in Manhattan. SL Green is a pure play for investors to own a piece of New York.



                                       4
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================================================================================
FINANCIAL HIGHLIGHTS

THIRD QUARTER 2001                                  [SL GREEN REALTY CORP. LOGO]
UNAUDITED
================================================================================

EARNINGS PERFORMANCE
--------------------------------------------------------------------------------

Third quarter Funds From Operations (FFO) were $24.0 million or $0.73 per share (diluted), 4% better than one year ago, when FFO was $20.1 million or $0.70 per share (diluted). For the nine months ended September 30, 2001, FFO was $68.6 million or $2.25 per share (diluted), a 14% improvement over 2000 when FFO was $55.6 million or $1.97 per share (diluted). All 2001 FFO per share results reflect the Company's five million common share issuance in the third quarter of 2001 which increased the weighted average dilutive shares outstanding to 36.1 million, a 13% increase over the prior year.

The $3.9 million growth in third quarter FFO reflects contributions from the following:

(1) Consolidated GAAP NOI increased $4.4 million:

o    $3.4 million from 2001 acquisitions of 1370 Broadway and 317 Madison
     Avenue.

o $1.8 million increase from same store properties as GAAP revenue increased $1.7 million, net of change in credit loss. The increase in revenue is attributable to (i) $1.0 million in rental revenue as GAAP replacement rents which were 52% higher than the previously fully escalated rents ($1.5 million) was partially offset by higher tenant reserves ($0.6 million) and
     (ii) increased escalation and reimbursement income ($0.9 million) related to the increased energy recovery through operating escalations and percentage rent escalations. The electric recovery rate for the quarter was approximately 90% as compared to 80% the previous year. Revenue gains were partially offset by $0.2 million of higher real estate taxes due to higher assessments, while operating expenses remained flat.

o $2.2 million increase from the equity in income from unconsolidated joint ventures primarily due to the contribution of One Park Avenue to a joint venture and the purchase of 469 Seventh Avenue and 180 Madison Avenue, partially offset by the sale of 90 Broad Street.

o $3.3 million decrease from wholly-owned properties sold or partially sold; 17 Battery South, 110 East 42nd Street and 1412 Broadway.

(2) Investment and preferred equity income decreased $1.0 million due to (i) $0.7 million investment income acceleration in 2000 related to redemption of a preferred equity investment in 1370 Avenue of the Americas and (ii) lower yields primarily from reduced interest rates ($0.5 million) and investment spreads ($0.9 million). The decrease is partially offset by


                                       5
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================================================================================
FINANCIAL HIGHLIGHTS CONTINUED

THIRD QUARTER 2001                                  [SL GREEN REALTY CORP. LOGO]
UNAUDITED
================================================================================

higher weighted average structured finance investment balance outstanding ($1.3 million).

(3) Lower interest costs ($0.9 million) associated with: higher average debt levels due to net acquisition and new investment debt activity ($1.5 million), the higher average debt levels due to the funding of ongoing capital projects and working capital requirements ($0.2 million), offset by lower interest rates from floating rate debt ($0.9 million) and the proceeds from the Company's July common stock offering ($1.6 million).

(4) MG&A increased $1.6 million from a $1.0 million donation to the Twin Towers Fund and higher personnel costs due to several executive management changes.

(5) Equity in income from affiliates decreased from $0.1 million to a slight loss of $57,000. The loss is primarily due to the operations of e.Emerge as licensing rates are currently lower than expected.

For the quarter, net income available to common shareholders, adjusted for property sales, extraordinary items and the cumulative effect of accounting change increased 14% to $13.6 million, or $0.43 per share (diluted) as compared to $11.9 million, or $0.43 per share (diluted), for the same period in the previous year. For the nine months ended September 30, 2001, adjusted net income increased 25% to $39.1 million, or $1.36 per share (diluted), as compared to $31.4 million, or $1.16 per share (diluted), for the same period in the previous year.

The preferred shares are anti-dilutive based upon adjusted net income described above for the periods presented.

QUARTERLY OPERATING MARGINS
--------------------------------------------------------------------------------

Cash NOI in the 2001 SAME STORE portfolio rose $3.3 million (15%) from $22.3 million in 2000 to $25.6 million in 2001, and operating margins before ground rent improved from 55.2% to 60.2%. GAAP NOI increased by $1.8 million, approximately 7% over a year ago, and GAAP operating margins after ground rent improved from 61.48% to 62.6 %.

One of the primary drivers increasing same store cash NOI is the $1.7 million (4%) increase in total revenue combined with a $1.7 million reduction in free and straight-line rent, resulting in a $3.4 million (8%) increase in cash revenue. The decrease in free rent ($1.2 million) is primarily due to 711 Third Avenue ($0.5 million), 1372 Broadway ($0.2 million) and 292 Madison Avenue ($0.3 million). The decrease in free rent is due to several new large tenants (Ketchum at 711 Third Avenue and Young & Rubicam at 292 Madison Avenue) having had free rent in 2000 and now pay cash rents in 2001. The $1.7 million increase in same store revenue is due to:

1. An increase in cash rental revenue of $1.3 million resulting from higher replacement rents on approximately 419,000 square feet that were 45% greater than previously fully escalated rents.



                                       6
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================================================================================
FINANCIAL HIGHLIGHTS CONTINUED

THIRD QUARTER 2001                                  [SL GREEN REALTY CORP. LOGO]
UNAUDITED
================================================================================

2.   Increased escalation and reimbursement income ($0.9 million), consisting of
     (i) electric reimbursement ($0.4 million), (ii) increased passthrough of operating costs ($0.2 million) and (iii) higher percentage rent escalations ($0.3 million).

                                  CONSOLIDATED

The Company's consolidated third quarter EBITDA margins before ground rent improved to 66.0% compared to 65.4% for 2000. The EBITDA margin after ground rent improved to 60.6% as compared to 59.7% in the same period of the prior year.

These margin improvements are attributable to (i) GAAP NOI growth resulting from leasing due to average improvement in cash replacement rents over this 12 month period of 46% versus previously escalated rents, (ii) income from unconsolidated joint ventures and (iii) property acquisitions, net of property dispositions.

QUARTERLY LEASING HIGHLIGHTS
--------------------------------------------------------------------------------

Vacancy at June 30, 2001 was 316,397 useable square feet net of holdover tenants. During the quarter, 281,997 additional useable office square feet became available at an average escalated cash rent of $29.00 per rentable square foot. Space available before holdovers to lease during the quarter totaled 594,575 useable square feet, or 5.9% of the total portfolio.

During the third quarter, 60 office leases were signed totaling 185,935 useable square feet with new cash rents averaging $40.65 per rentable square foot (exclusive of storage and retail space). Replacement rents were 40% greater than rents on previously occupied space, which had a fully escalated cash rent averaging $29.17 per rentable square foot. Average tenant concessions were one month of free rent and an allowance of $10.57 per rentable square foot. Including early renewals and excluding holdover tenants, the tenant renewal rate was 19%. 13 leases have expired comprising 45,031 useable square feet that are in a holdover status. This results in 345,645 useable square feet (net of holdovers) remaining available as of September 30, 2001.

The Company signed 10 leases for 14,102 useable square feet that were for early renewals. The early renewals for space were not scheduled to become available until after the fourth quarter of 2001. The Company was able to renew the current office tenants at an average cash rent of $33.41, representing an increase of 57% over the previously fully escalated rents of $21.26.

NEW ACTIVITY
--------------------------------------------------------------------------------

NEW PROPERTY ACTIVITY

1250 BROADWAY ACQUISITION

On September 24, 2001 the Company acquired a 49.9% interest in 1250 Broadway from its joint venture partner, The Carlyle Group, for approximately $29.5 million. In



                                       7
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================================================================================
FINANCIAL HIGHLIGHTS CONTINUED

THIRD QUARTER 2001                                  [SL GREEN REALTY CORP. LOGO]
UNAUDITED
================================================================================

conjunction with this transaction, Salomon Smith Barney provided $85 million of first mortgage financing. 1250 Broadway is a 39-story building with approximately 670,000 square feet, and occupies the block front between 31st and 32nd Streets on Broadway. It is currently 99.6% leased. The going-in cash NOI yield on the investment is approximately 9.5% per annum. The Company is currently implementing a $5 million capital improvement program to significantly renovate and upgrade the property.

110 EAST 42ND STREET SALE

The Company sold a 69,700 square foot condominium interest in its property located at 110 East 42nd Street for $14.5 million, or approximately $208 per square foot.


NEW STRUCTURED FINANCE ACTIVITY

NEWS BUILDING PREFERRED EQUITY INVESTMENT

On September 10, 2001 the Company announced that it has made a $53.5 million preferred equity investment in The News Building, a 1.1 million square foot office building located at 220 East 42nd Street, New York. The interest was acquired from affiliates of The Witkoff Group and DRA Advisors, Inc. who continue to own a majority interest in the property. In connection with the transaction, SL Green will assume leasing responsibilities at the property.

MEZZANINE DEBT ACTIVITY

The Company has completed the following transactions:

o Originated $57.7 million of structured finance assets at a retained yield after seller financing of 14.6% including $30 million in October.
o    Contributed $25 million to PREI under the established investment program.

PREI INVESTMENT PROGRAM

The Company has entered into a non-exclusive investment program with Prudential Real Estate Investors (PREI) that will invest up to $250 million in structured finance investments collateralized by New York City commercial real estate. Under the terms of the program, the Company and PREI will co-invest by purchasing 50% participation interests in structured finance investments originated, managed and serviced by the Company. The investment program will target mezzanine loans, first mortgage bridge loans, preferred equity, and junior mortgage participations in prime, well-located commercial real estate primarily in Midtown Manhattan. The Company will enhance its total return on investment through fees charged to the venture for origination, asset management and servicing as well as incentive returns based upon the overall performance of the investments.



                                       8
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================================================================================
FINANCIAL HIGHLIGHTS CONTINUED

THIRD QUARTER 2001                                  [SL GREEN REALTY CORP. LOGO]
UNAUDITED
================================================================================

CAPITALIZATION AND LIQUIDITY
--------------------------------------------------------------------------------

During the quarter, the Company obtained a $65 million mortgage secured by 317 Madison Avenue. The $65 million mortgage has a term of three years with two renewal options and bears interest at LIBOR plus 180 base points.

The Company's dividend payout ratio was 53.2% of FFO and 69.2% of FAD before first cycle leasing costs. These dividend payout ratios have increased due to the July common share issuance.

The Company's annual dividend distribution rate is $1.55. The Company declared a quarterly dividend distribution to shareholders of record on September 28, 2001 of $0.3875 per common share. The Company also declared a dividend of $0.50 per share of Preferred Income Equity Redeemable Stock for shareholders of record as of September 28, 2001. Both dividends were paid on October 15, 2001.

OTHER
--------------------------------------------------------------------------------

COMMON SHARE ISSUANCE

On July 25th, the Company sold 5 million primary common shares at a gross price of $30.66 per share. After the underwriter's discount, net proceeds to the Company totaled $149.0 million, or $29.80 per share. The immediate use of proceeds was to pay down the Company's unsecured revolving credit facility.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

The Company filed a registration statement with the SEC to register a dividend reinvestment and stock purchase plan ("DRIP") which was declared effective on September 24, 2001. The Company registered 3 million shares of common stock under the DRIP.

                                 2001 SAME STORE

673 First Avenue                   1140 Avenue of the Americas             420 Lexington Avenue
470 Park Avenue South              50 West 23rd Street                     1466 Broadway
70 West 36th Street                555 West 57th Street                    440 Ninth Avenue
1414 Avenue of the Americas        711 Third Avenue                        1372 Broadway
292 Madison Avenue                 286 Madison Avenue                      290 Madison Avenue

===========================================================================================
                              FINANCIAL HIGHLIGHTS

                                  Third Quarter
                                    Unaudited                  [SL GREEN REALTY CORP. LOGO]
===========================================================================================
                                                    THREE MONTHS ENDED SEPTEMBER 30
                                                           2001          2000
OPERATIONAL INFORMATION
-------------------------------------------------------------------------------------------
Total Revenues (000's)                                 $    61,924    $    60,874

FUNDS FROM OPERATIONS
     FFO per share- diluted                            $      0.73    $      0.70
     FFO Payout                                               53.2%          51.9%

FUNDS AVAILABLE FOR DISTRIBUTION
     FAD per share- diluted                            $      0.56    $      0.47
     FAD Payout                                               69.2%          76.5%


ADJUSTED NET INCOME AVAILABLE TO COMMON SHAREHOLDERS
      per share - diluted                              $      0.44    $      0.62
DIVIDENDS PER SHARE                                    $    0.3875    $    0.3625

SAME-STORE CASH NOI INCREASE                                    15%            14%

CAPITALIZATION DATA (000'S)
Total Assets                                           $ 1,346,171    $ 1,153,718

Total Debt                                             $   484,131    $   472,103
Minority Interest                                      $    46,474    $    41,753
Preferred Stock                                        $   111,117    $   110,667

Quarter End Closing Price - SLG Common Stock           $     31.52    $     28.06
Total Market Capitalization                            $ 1,878,278    $ 1,450,883

RATIOS
-------------------------------------------------------------------------------------------
Consolidated Debt to Total Market Capitalization             29.98%         35.24%
Joint Venture Debt Allocated                                 39.80%         40.19%

PORTFOLIO
-------------------------------------------------------------------------------------------
TOTAL BUILDINGS
    DIRECTLY OWNED                                              19             19
    JOINT VENTURES                                               6              4
                                                       -----------    -----------
                                                                25             23

     TOTAL SF                                           10,035,800      9,130,800
     END OF QUARTER OCCUPANCY                                   98%            98%

SUPPLEMENTAL PACKAGE INFORMATION             10                         THIRD QUARTER  2001

====================================================================================================================================
COMPARATIVE BALANCE SHEETS

Unaudited
(000's omitted)                                                                                         [SL GREEN REALTY COPR. LOGO]
====================================================================================================================================

                                                                  9/30/2001     9/30/2000           +/-      6/30/2001          +/-
                                                                  ---------     ---------           ---      ---------          ---
Assets
------------------------------------------------------------------------------------------------------------------------------------
Commercial real estate properties, at cost:

     Land & land interests                                          138,337       125,572        12,765       140,657        (2,320)
     Buildings & improvements fee interest                          679,821       609,089        70,732       683,889        (4,068)
     Buildings & improvements leasehold                             143,198       137,441         5,757       141,670         1,528
     Buildings & improvements under capital lease                    12,208        12,208            --        12,208            --
                                                                 ----------    ----------                  ----------
                                                                    973,564       884,310        89,254       978,424        (4,860)
Less accumulated depreciation                                       (93,339)      (72,179)      (21,160)      (86,585)       (6,754)
                                                                 ----------    ----------                  ----------
                                                                    880,225       812,131        68,094       891,839       (11,614)
Other Real Estate Investments:
    Investment in unconsolidated joint ventures                     143,049        59,632        83,417       124,495        18,554
    Mortgage loans and preferred equity investments                 157,901        49,903       107,998        97,832        60,069


Properties held for sale                                                 --        49,890       (49,890)           --            --
Cash and cash equivalents                                             5,991        14,064        (8,073)       43,742       (37,751)
Restricted cash:
    Tenant security                                                  19,394        18,979           415        26,408        (7,014)
    Escrows & other                                                  17,710        15,604         2,106        11,108         6,602
Tenant and other receivables, net of $3,905 reserve at 9/30/01       12,229         9,132         3,097         7,008         5,221
Related party receivables                                             1,883           964           919           955           928
Deferred rents receivable, net of reserve for
    tenant credit loss of $4,813 at 9/30/01                          50,060        43,452         6,608        49,354           706
Investment in and advances to affiliates                              8,570         7,943           627         7,932           638
Deferred costs, net                                                  36,066        37,924        (1,858)       37,446        (1,380)
Other assets                                                         13,093        34,100       (21,007)       21,546        (8,452)
                                                                 ----------    ----------                  ----------

TOTAL ASSETS                                                      1,346,171     1,153,718       192,453     1,319,665        26,506
                                                                 ========================                  ==========


                                                                  3/31/2001           +/-
                                                                  ---------           ---
Assets
-----------------------------------------------------------------------------------------
Commercial real estate properties, at cost:

     Land & land interests                                          165,814       (27,477)
     Buildings & improvements fee interest                          785,280      (105,459)
     Buildings & improvements leasehold                             140,951         2,248
     Buildings & improvements under capital lease                    12,208            --
                                                                 ----------
                                                                  1,104,253      (130,689)
Less accumulated depreciation                                       (81,409)      (11,929)
                                                                 ----------
                                                                  1,022,844      (142,618)
Other Real Estate Investments:
    Investment in unconsolidated joint ventures                      72,673        70,376
    Mortgage loans and preferred equity investments                  92,982        64,919


Properties held for sale                                             82,153       (82,153)
Cash and cash equivalents                                             8,078        (2,087)
Restricted cash:
    Tenant security                                                  20,603        (1,209)
    Escrows & other                                                  22,842        (5,132)
Tenant and other receivables, net of $3,905 reserve at 9/30/01        8,940         3,289
Related party receivables                                             1,046           837
Deferred rents receivable, net of reserve for
    tenant credit loss of $4,813 at 9/30/01                          46,843         3,217
Investment in and advances to affiliates                              6,919         1,651
Deferred costs, net                                                  40,940        (4,873)
Other assets                                                         16,650        (3,557)
                                                                 ----------

TOTAL ASSETS                                                      1,443,513       (97,342)
                                                                 ==========


====================================================================================================================================
COMPARATIVE BALANCE SHEETS

Unaudited
(000's omitted)                                                                                         [SL GREEN REALTY COPR. LOGO]
====================================================================================================================================
                                                   9/30/2001     9/30/2000           +/-     6/30/2001           +/-     3/31/2001
                                                   ---------     ---------           ---     ---------           ---     ---------
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------------------------------------
Mortgage notes payable                               411,393       345,351        66,042       325,411        85,982       528,535
Revolving credit facilities                           72,738       126,752       (54,014)      283,238      (210,500)      211,926
Derivative Instruments-fair value                      4,987            --         4,987         2,383         2,604         2,814
Accrued interest payable                               1,935         3,069        (1,134)        2,533          (598)        3,676
Accounts payable and accrued expenses                 20,827        28,045        (7,218)       20,922           (95)       22,122
Deferred compensation awards                           1,838            --         1,838         1,838            --         1,838
Deferred revenue                                       1,363         1,444           (81)        1,587          (224)        2,073
Capitalized lease obligations                         15,505        15,242           263        15,437            68        15,369
Deferred land lease payable                           13,926        12,805         1,121        13,866            60        13,512

                                                        +/-
                                                        ---
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------------------------
Mortgage notes payable                             (117,142)
Revolving credit facilities                        (139,188)
Derivative Instruments-fair value                     2,173
Accrued interest payable                             (1,741)
Accounts payable and accrued expenses                (1,295)
Deferred compensation awards                             --
Deferred revenue                                       (711)
Capitalized lease obligations                           136
Deferred land lease payable                             414

SUPPLEMENTAL PACKAGE INFORMATION                                           11                                     THIRD QUARTER 2001


Dividend and distributions payable                    14,775        12,065         2,710        12,796         1,979        12,746
Security deposits                                     18,903        18,951           (48)       20,776        (1,873)       20,137
                                                  ----------    ----------                  ----------                  ----------
Total Liabilities                                    578,190       563,724        14,466       700,787      (122,596)      834,748

Minority interest (2,278 units outstanding)           46,474        41,753         4,721        43,546         2,928        43,062

8% Preferred Income Equity Redeemable Shares
  $0.01 par value, $25.00 mandatory liquidation
  preference, 4,600 outstanding                      111,117       110,667           450       111,002           114       110,888

STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------------------------------------
Common stock, $.01 par value 100,000
  shares authorized, 29,945 issued and
  outstanding at 9/30/01                                 300           245            55           249            51           248
Additional paid - in capital                         582,874       428,635       154,239       436,262       146,612       433,482
Deferred compensation plans & officer loans           (8,400)       (5,939)       (2,461)       (9,072)          671        (9,400)
Accumulated Other Comprehensive Income (loss)         (4,500)           --        (4,500)       (1,896)       (2,604)       (2,409)
Retained earnings                                     40,116        14,633        25,483        38,787         1,329        32,894
                                                  ----------    ----------                  ----------                  ----------
Total Stockholders' Equity                           610,390       437,574       172,816       464,330       146,060       454,815
                                                  ----------    ----------                  ----------                  ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         1,346,171     1,153,718       192,453     1,319,665        26,506     1,443,513
                                                  ========================                   ==========                  =========


Dividend and distributions payable                     2,030
Security deposits                                     (1,234)

Total Liabilities                                   (256,558)

Minority interest (2,278 units outstanding)            3,411

8% Preferred Income Equity Redeemable Shares
  $0.01 par value, $25.00 mandatory liquidation
  preference, 4,600 outstanding                          229

STOCKHOLDERS' EQUITY
-------------------------------------------------------------
Common stock, $.01 par value 100,000
  shares authorized, 29,945 issued and
  outstanding at 9/30/01                                  52
Additional paid - in capital                         149,392
Deferred compensation plans & officer loans            1,000
Accumulated Other Comprehensive Income (loss)         (2,091)
Retained earnings                                      7,221

Total Stockholders' Equity                           155,575


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           (97,342)

SUPPLEMENTAL PACKAGE INFORMATION                                           12                                     THIRD QUARTER 2001

===================================================================================================================================
COMPARATIVE STATEMENTS OF OPERATIONS

Unaudited
($000'S OMITTED)                                                                                        [SL GREEN REALTY CORP. LOGO]
===================================================================================================================================
                                                                                  Three Months Ended
                                                                          SEP-01        SEP-00         +/-            %
                                                                          ------        ------         ---            -
REVENUES
-----------------------------------------------------------------------------------------------------------------------------
Rental revenue, net                                                       46,426        44,482       1,944           4%

     Free rent                                                               877         1,978      (1,101)        -56%
     Amortization of free rent                                              (739)         (851)        112         -13%
                                                                       ----------    ----------  ---------
Net free rent                                                                138         1,127        (989)        -88%
                                                                                                         -
Straight-line rent                                                         1,783         2,237        (453)        -20%
Allowance for S/L tenant credit loss                                        (377)         (199)       (178)         90%
Escalation and reimbursement revenues                                      9,114         7,593       1,521          20%
Signage rent                                                                 424           496         (72)        -14%
Preferred Equity Investment                                                  630         1,272        (642)        -50%
Investment income                                                          3,306         3,696        (391)        -11%
Other income                                                                479            170         309         182%
                                                                       ----------    ----------  ---------
                TOTAL REVENUES, NET                                       61,924        60,874       1,050           2%
Equity in income/(loss) from affiliates                                      (57)           71        (128)       -181%
Equity in income from unconsolidated joint ventures                        2,752           586       2,166         370%

EXPENSES
-----------------------------------------------------------------------------------------------------------------------------
Operating expenses                                                        15,076        15,260        (184)         -1%
Ground rent                                                                3,101         3,164         (63)         -2%
Real estate taxes                                                          7,452         7,299         152           2%
Marketing, general and administrative                                      4,116         2,540       1,576          62%
                                                                       ----------    ----------  ---------
                TOTAL OPERATING EXPENSES                                  29,745        28,263       1,481           5%

EBITDA                                                                    34,874        33,268       1,608           5%
                                                                                                         -
Interest                                                                   9,785        10,698        (913)         -9%
Depreciation and amortization                                              9,047         8,300         747           9%
                                                                       ----------    ----------  ---------

INCOME BEFORE MINORITY INTEREST                                           16,042        14,270       1,772          12%

Extraordinary loss- early debt extinguishment                               (332)                     (332)          0%
Gain on sale of properties                                                   647             -         647           0%
Gain on redemption of preferred equity inv.                                    -         5,624      (5,624)       -100%
Cumulative effect of accounting change                                         -             -           -           0%
Minority interest  - OP                                                   (1,010)       (1,496)        486         -32%
                                                                       ----------    ----------  ---------
NET INCOME                                                                15,347        18,398      (3,051)        -17%

Dividends on preferred shares                                              2,300         2,300           -           0%
Preferred stock accretion                                                    114           107           7           6%
                                                                       ----------    ----------  ---------
INCOME AVAILABLE FOR COMMON SHARES                                        12,933        15,991      (3,058)        -19%
                                                                       ==========    ==========  =========

                                                               Three Months Ended      Nine Months Ended
                                                                           JUN-01                 SEP-01
                                                                           ------                 ------
REVENUES
---------------------------------------------------------------------------------------------------------
Rental revenue, net                                                        51,208                149,625

     Free rent                                                              1,136                  3,961
     Amortization of free rent                                               (816)                (2,393)
                                                               ------------------      -----------------
Net free rent                                                                 320                  1,568

Straight-line rent                                                          2,335                  6,669
Allowance for S/L tenant credit loss                                         (458)                (1,484)
Escalation and reimbursement revenues                                       7,296                 24,467
Signage rent                                                                  179                    953
Preferred Equity Investment                                                     -                    630
Investment income                                                           5,046                 11,626
Other income                                                                  550                  1,339
                                                               ------------------      -----------------
                TOTAL REVENUES, NET                                        66,476                195,394
Equity in income/(loss) from affiliates                                      (658)                  (984)
Equity in income from unconsolidated joint ventures                         1,756                  6,021

EXPENSES
---------------------------------------------------------------------------------------------------------
Operating expenses                                                         14,081                 44,983
Ground rent                                                                 3,159                  9,419
Real estate taxes                                                           7,958                 23,590
Marketing, general and administrative                                       3,668                 11,331
                                                               ------------------      -----------------
                TOTAL OPERATING EXPENSES                                   28,866                 89,323

EBITDA                                                                     38,708                111,108

Interest                                                                   13,171                 36,853
Depreciation and amortization                                               9,189                 27,956
                                                               ------------------      -----------------

INCOME BEFORE MINORITY INTEREST                                            16,348                 46,299

Extraordinary loss- early debt extinguishment                                   -                   (430)
Gain on sale of properties                                                  3,002                  5,163
Gain on redemption of preferred equity inv.                                     -                      -
Cumulative effect of accounting change                                          -                   (532)
Minority interest  - OP                                                    (1,405)                (3,496)
                                                               ------------------      -----------------
NET INCOME                                                                 17,945                 47,004

Dividends on preferred shares                                               2,300                  6,900
Preferred stock accretion                                                     115                    343
                                                               ------------------      -----------------
INCOME AVAILABLE FOR COMMON SHARES                                         15,530                 39,761
                                                               ==================      =================

SUPPLEMENTAL PACKAGE INFORMATION                                       13                                        THIRD QUARTER 2001

===================================================================================================================================
COMPARATIVE STATEMENTS OF OPERATIONS

Unaudited
($000'S OMITTED)                                                                                      [SL GREEN REALTY CORP. CORP.]
===================================================================================================================================
                                                                 Three Months Ended
                                                                             SEP-01           SEP-00
                                                                             ------           ------
RATIOS
--------------------------------------------------------------------------------------------------------------------
MG&A to Real Estate Revenue, net                                              7.16%            4.56%
MG&A to Total Revenue, net                                                    6.65%            4.17%
Operating Expense to Real Estate Revenue, net                                26.21%           27.38%
EBITDA to Real Estate Revenue, net                                           60.64%           59.69%

EBITDA before Ground Rent to Real Estate Revenue, net                        66.03%           65.36%


($000's omitted - except per share data)

PER SHARE DATA:
--------------------------------------------------------------------------------------------------------------------
Income available for common shares                                           12,933           15,991
Net income per share (basic)                                                   0.45             0.65
Net income per share (diluted)                                                 0.44             0.62

Book/Tax Depreciation Adjustment                                              1,843              332
Book/Tax Gain Recognition Adjustment                                          1,393                -
Other Operating Adjustments                                                  (2,803)          (3,541)
C-corp Earnings                                                                 743               61
                                                                 ------------------    -------------
TAXABLE INCOME                                                               14,109           12,843

Dividend per share                                                           0.3875           0.3625
Estimated payout of taxable income                                              70%              78%
Basic weighted average common shares                                         28,511           24,458
Diluted weighted average common shares and
  common share equivalents outstanding                                       31,373           31,999

                                                                   Three Months Ended            Nine Months Ended
                                                                              JUN-01                       SEP-01
                                                                              ------                       ------
RATIOS
------------------------------------------------------------------------------------------------------------------
MG&A to Real Estate Revenue, net                                               6.02%                        6.23%
MG&A to Total Revenue, net                                                     5.52%                        5.80%
Operating Expense to Real Estate Revenue, net                                 23.13%                       24.74%
EBITDA to Real Estate Revenue, net                                            63.58%                       61.12%

EBITDA before Ground Rent to Real Estate Revenue, net                         68.77%                       66.30%


($000's omitted - except per share data)

PER SHARE DATA:
------------------------------------------------------------------------------------------------------------------
Income available for common shares                                            15,530                       39,761
Net income per share (basic)                                                    0.63                         1.53
Net income per share (diluted)                                                  0.60                         1.51

Book/Tax Depreciation Adjustment                                               1,985                        5,643
Book/Tax Gain Recognition Adjustment                                             998                        3,077
Other Operating Adjustments                                                   (3,809)                     (10,095)
C-corp Earnings                                                                  658                        1,671
                                                                   -----------------            ----------------
TAXABLE INCOME                                                                15,362                       40,057

Dividend per share                                                            0.3875                       1.1625
Estimated payout of taxable income                                               62%                          76%
Basic weighted average common shares                                          24,706                       25,988
Diluted weighted average common shares and
  common share equivalents outstanding                                        32,183                       28,792


--------------------------------------------------------------------------------

PAYOUT OF TAXABLE INCOME ANALYSIS:
Estimated taxable income is derived from net income less straightline rent, free rent net of amortization of free rent, plus tax gain on sale of properties,credit loss, straightline ground rent and the difference between tax and GAAP depreciation. The Company has deferred the taxable gain on the sales 29 West 35th Street, 17 Battery Place South, and 1412 Broadway through 1031 exchanges.

--------------------------------------------------------------------------------


SUPPLEMENTAL PACKAGE INFORMATION       14                    THIRD QUARTER 2001

===================================================================================================================================
JOINT VENTURE STATEMENTS

BALANCE SHEET FOR UNCONSOLIDATED JOINT VENTURES
UNAUDITED
(000'S OMITTED)                                                                                        [SL GREEN REALTY CORP. LOGO]
===================================================================================================================================
                                                                       SEPTEMBER 30, 2001
                                                  -------------------------------------------------------

                                                             TOTAL PROPERTY        SLG PROPERTY INTEREST
                                                             --------------        ---------------------

Land & land interests                                               129,751                       75,552
Buildings & improvements                                            547,460                      321,570
                                                  -------------------------    -------------------------
                                                                    677,211                      397,122
Less accumulated depreciation                                       (15,532)                     (10,072)
                                                                    --------                     --------

Net Real Estate                                                     661,679                      387,050

Cash and cash equivalents                                            10,638                        6,578
Restricted cash                                                      23,433                       15,775
Tenant receivables, net of $95 reserve                                5,585                        3,963
Deferred rents receivable, net of reserve for
     tenant credit loss of $308 at 9/30/01                            5,600                        3,556
Deferred costs, net                                                   9,095                        6,464
Other assets                                                          4,681                        2,786
                                                                     ------                       ------

                                     TOTAL ASSETS                   720,712                      426,172
                                                  ==========================   ==========================

Mortgage loan payable                                               445,000                      263,478  references page 19 & 22
Accrued interest payable                                              1,642                          885
Accounts payable and accrued expenses                                18,266                       14,362
Security deposits                                                     6,340                        4,375
Contributed Capital (1)                                             249,464                      143,072  references page 11
                                                                   --------                     --------

                     TOTAL LIABILITIES AND EQUITY                   720,712                      426,172
                                                  ==========================   ==========================


                                                                      SEPTEMBER 30, 2000
                                                  -----------------------------------------------------------

                                                                TOTAL PROPERTY          SLG PROPERTY INTEREST
                                                                --------------          ---------------------

Land & land interests                                                   69,468                         32,774
Buildings & improvements                                               288,625                        135,781
                                                  ----------------------------   ----------------------------
                                                                       358,093                        168,555
Less accumulated depreciation                                           (5,948)                        (2,786)
                                                                        -------                       -------

Net Real Estate                                                        352,145                        165,769

Cash and cash equivalents                                                5,857                          2,969
Restricted cash                                                          9,937                          4,632
Tenant receivables, net of $95 reserve                                   1,611                            742
Deferred rents receivable, net of reserve for
     tenant credit loss of $308 at 9/30/01                               3,680                          1,669
Deferred costs, net                                                      4,874                          2,168
Other assets                                                             2,977                          2,028
                                                                        ------                         -----

                                     TOTAL ASSETS                      381,081                        179,977
                                                  =============================   ============================

Mortgage loan payable                                                  238,650                        111,040
Accrued interest payable                                                 1,559                            745
Accounts payable and accrued expenses                                    6,382                          3,013
Security deposits                                                        5,915                          2,726
Contributed Capital (1)                                                128,575                         62,453
                                                                      --------                        ------

                     TOTAL LIABILITIES AND EQUITY                      381,081                        179,977
                                                  =============================   ============================



--------------------------------------------------------------------------------

As of September 30, 2001 the Company has six joint venture interests representing a 50% interest in 180 Madison Avenue acquired in December 2000, a 49.9% interest in 1250 Broadway acquired in September 2001, a 50% interest in 100 Park Avenue acquired in February 2000, a 35% interest in 321 West 44th Street contributed May 2000, a 35% interest in 469 Seventh Avenue acquired in January 2001, and a 55% interest in 1 Park Avenue contributed in June 2001. These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company's financial statements. Additional detail is available on page 33.

(1) This analysis excludes certain residual interests in the entity that held 90 Broad Street (sold November 2000).

--------------------------------------------------------------------------------

SUPPLEMENTAL PACKAGE INFORMATION         15                  THIRD QURTER 2001

===================================================================================================================================
JOINT VENTURE STATEMENTS

STATEMENTS OF OPERATIONS FOR UNCONSOLIDATED JOINT VENTURES
UNAUDITED
(000'S OMITTED)                                                                                       [SL GREEN REALTY CORP. LOGO]
===================================================================================================================================
                                                      THREE MONTHS ENDED SEPTEMBER 30, 2001
                                                      -----------------------------------------------------------------------------

                                                             TOTAL PROPERTY       SLG PROPERTY INTEREST     SLG SUBSIDIARY
                                                             --------------       ---------------------     --------------
Revenues
-----------------------------------------------------------------------------------------------------------------------------------
Rental Revenue, net                                                  21,628                      11,463
     Free rent                                                          192                         140
     Amortization of free rent                                          (71)                        (37)
                                                             --------------       ---------------------
Net free rent                                                           121                         103

Straight-line rent                                                    1,008                         516
Allowance for S/L tenant credit loss                                   (185)                       (105)
Escalation and reimbursement revenues                                 4,999                       2,657
Investment income                                                       174                          93
Other income                                                             24                          12
                                                             --------------       ---------------------
                                TOTAL REVENUES, NET                  27,770                      14,738

EXPENSES
-----------------------------------------------------------------------------------------------------------------------------------
Operating expenses                                                    6,827                       3,577
Real estate taxes                                                     4,264                       2,269
                                                             --------------       ---------------------
                           TOTAL OPERATING EXPENSES                  11,091                       5,846

GAAP NOI                                                             16,863                       8,997
CASH NOI                                                              9,123                       8,378

Interest                                                              7,159                       3,733
Depreciation and amortization                                         4,279                       2,408
                                                             --------------       ---------------------
NET INCOME (1)                                                        5,240                       2,752     references page 13

Plus:  Real Estate Depreciation                                       3,903                       2,225     references page 18
Plus:  Extraordinary Loss                                                -                           -
Plus:  Management & Leasing Fees                                         -                           -                         192
                                                             --------------       ---------------------     -----------------------
FUNDS FROM OPERATIONS                                                 9,143                       4,977

FAD ADJUSTMENTS:
-----------------------------------------------------------------------------------------------------------------------------------
Plus: Non Real Estate Depreciation                                      376                         183
Plus: 2% Allowance for S/L Tenant Credit Loss                           185                          91
Less: Free and S/L Rent                                              (1,129)                       (556)
Less: Second Cycle Tenant Improvement,                                    -
   Leasing Commissions & Recurring Capex                             (3,656)                     (2,692)
                                                             --------------       ---------------------
                                                                     (4,224)                     (2,973)
                                                             ==============       =====================

-----------------------------------------------------------------------------------------------------------------------------------
Operating Expense to Real Estate Revenue, net                        24.60%                      24.27%
GAAP NOI to Real Estate Revenue, net                                 60.75%                      61.05%
Cash NOI to Real Estate Revenue, net                                 32.87%                      56.85%

-----------------------------------------------------------------------------------------------------------------------------------


                                                                          THREE MONTHS ENDED SEPTEMBER 30, 2000
                                                         -------------------------------------------------------------------------

                                                         TOTAL PROPERTY                SLG PROPERTY INTEREST        SLG SUBSIDIARY
                                                         --------------                ---------------------        --------------
Revenues
-------------------------------------------------------
Rental Revenue, net                                                    13,141                           6,202
     Free rent                                                            670                             270
     Amortization of free rent                                            (82)                            (36)
                                                         --------------------          -----------------------
Net free rent                                                             588                             234

Straight-line rent                                                        712                             324
Allowance for S/L tenant credit loss                                     (189)                            (82)
Escalation and reimbursement revenues                                   2,171                             978
Investment income                                                         190                              93
Other income                                                               15                               6
                                                         --------------------          -----------------------
                                TOTAL REVENUES, NET                    16,628                           7,755

EXPENSES
-----------------------------------------------------------------------------------------------------------------------------------
Operating expenses                                                      5,595                           2,530
Real estate taxes                                                       2,695                           1,297
                                                         --------------------          -----------------------
                           TOTAL OPERATING EXPENSES                     8,290                           3,827

GAAP NOI                                                                8,527                           4,010
CASH NOI                                                                7,227                           3,452

Interest                                                                5,166                           2,400
Depreciation and amortization                                           2,047                             942
                                                         --------------------          -----------------------
NET INCOME (1)                                                          1,125                             586

Plus:  Real Estate Depreciation                                         1,813                             842
Plus:  Extraordinary Loss                                                  -                               -
Plus:  Management & Leasing Fees                                           -                               -                   65
                                                         --------------------          -----------------------      ---------------
FUNDS FROM OPERATIONS                                                   2,938                           1,428

FAD ADJUSTMENTS:
-----------------------------------------------------------------------------------------------------------------------------------
Plus: Non Real Estate Depreciation                                        233                             100
Plus: 2% Allowance for S/L Tenant Credit Loss                             189                              82
Less: Free and S/L Rent                                                (1,300)                           (558)
Less: Second Cycle Tenant Improvement,                                                                      -
   Leasing Commissions & Recurring Capex                                 (595)                           (255)
                                                         --------------------          -----------------------
                                                                       (1,473)                           (631)
                                                         ====================          ======================

-----------------------------------------------------------------------------------------------------------------------------------
Operating Expense to Real Estate Revenue, net                          33.68%                          32.69%
GAAP NOI to Real Estate Revenue, net                                   51.33%                          51.82%
Cash NOI to Real Estate Revenue, net                                   43.50%                          44.62%

-----------------------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL PACKAGE INFORMATION                                   16                                           THIRD QUARTER 2001


====================================================================================================================================
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

($000'S OMITTED)
                                                                                                        [SL GREEN REALTY CORP. LOGO]
====================================================================================================================================
                                                                                                DEFERRED      ACCUMULATED
                                                                       RETAINED EARNINGS /    COMPENSATION       OTHER
                                               COMMON    ADDITIONAL     (DISTRIBUTIONS IN   PLAN / OFFICERS' COMPREHENSIVE
                                               STOCK   AID-IN CAPITAL  EXCESS OF EARNINGS)       LOAN             LOSS       TOTAL
                                              -------- -------------- --------------------- ---------------  -------------   -----

BALANCE AT DECEMBER 31, 1998                     240       416,939            (8,559)            (3,794)                    404,826

BALANCE AT DECEMBER 31, 1999                     242       421,958            (9,422)            (6,674)            --      406,104

Net Income                                                                    86,217                                         86,217
Preferred dividend and accretion                                              (9,626)                                        (9,626)
Deferred compensation plan                                     253                                    6                         259
Exercise of employee stock options                 3         4,359                                                            4,362
Cash distributions declared ($1.475 per
  common share)                                                              (36,003)                                       (36,003)
Redemption of operating partnership units          1         2,128                                                            2,129
Amortization of officers' loan and
  deferred compensation                                                                           1,631                       1,631
                                              -------     ---------        ----------          ---------       --------    ---------
BALANCE AT DECEMBER 31, 2000                     246       428,698            31,166             (5,037)            --      455,073

Net Income                                                                    47,004                                         47,004
Cumulative Effect of Accounting Change                                                                            (811)        (811)
Preferred Dividend and Accretion                                              (7,243)                                        (7,243)
Proceeds from common stock offering &
    revaluation of minority interest ($2,927)     50       144,874                                                          144,924
Deferred compensation plan                         1         3,704                               (4,410)                       (705)
Exercise of employee stock options                 3         5,051                                                            5,054
Cash distributions declared ($1.1625 per
    common share)                                                            (30,811)                                       (30,811)
Redemption of operating partnership units                      547                                                              547
Comprehensive Income - Unrealized loss of
    derivative instruments                                                                                      (3,689)      (3,689)
Amortization of officers' loan and
    deferred compensation                                                                         1,047                       1,047
                                              -------     ---------        ----------          ---------       --------    ---------
BALANCE AT SEPTEMBER 30, 2001 (UNAUDITED)        300       582,874            40,116             (8,400)        (4,500)     610,390


====================================================================================================================================
RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

====================================================================================================================================
                                            COMMON
                                             STOCK       OP UNITS     BASIC SHARES        DILUTION FACTOR             DILUTED SHARES
                                            -------      --------     ------------        ---------------             --------------

BALANCE AT DECEMBER 31, 1998              23,951,826     2,428,056        26,379,882                                     26,379,882

BALANCE AT DECEMBER 31, 1999              24,184,217     2,428,056        26,612,273                                     26,612,273

BALANCE AT DECEMBER 31, 2000              24,515,994     2,307,515        26,823,509                                     26,823,509

   Option/OP Units Converted                 277,879       (29,111)          248,768           (152,981)                     95,787
   Deferred Compensation Program             150,500                         150,500            (22,445)                    128,055
   Common Stock Offering                   5,000,000                       5,000,000         (3,772,894)                  1,227,106
   Unexercised Option Share Equivalents                                           --            517,948                     517,948
   Preferred Stock "If Converted" Method
      to common stock                                                             --          4,698,900                   4,698,900
                                         ------------   -----------   ---------------    ---------------                ------------
BALANCE AT SEPTEMBER 30, 2001(UNAUDITED)  29,944,373     2,278,404        32,222,777          1,268,528                  33,491,305



SUPPLEMENTAL PACKAGE INFORMATION                                   17                                           THIRD QUARTER 2001


====================================================================================================================================
COMPARATIVE COMPUTATION OF FFO AND FAD

UNAUDITED

($000'S OMITTED - EXCEPT PER SHARE DATA)
====================================================================================================================================

                                                                          THREE MONTHS ENDED SEPT 30   THREE MONTHS ENDED JUNE 30
                                                                          --------------------------   --------------------------
                                                                            2001      2000  % CHANGE        2001    % CHANGE
                                                                            ----      ----  --------        ----    --------
FUNDS FROM OPERATIONS

----------------------------------------------------------------------------------------------------    --------------------
Net Income before Minority Interests                                      16,042    14,270      12%       16,348         -2%

Add:     Depreciation and Amortization                                     9,047     8,300       9%        9,189         -2%
         FFO adjustment for Joint Ventures                                 2,225       842     164%        1,358         64%
Less:    Dividends on Preferred Shares                                     2,300     2,300       0%        2,300          0%
         Non Real Estate Depreciation/Amortization of
              Finance Costs                                                1,059     1,042       2%        1,157         -9%
                                                                         -------   -------               -------
         FUNDS FROM OPERATIONS - BASIC                                    23,955    20,070      19%       23,438          2%

         FUNDS FROM OPERATIONS - BASIC PER SHARE                            0.78      0.75       4%         0.87        -10%

Add:     Dividends on Preferred Shares                                     2,300     2,300       0%        2,300          0%
                                                                         -------   -------               -------
         FUNDS FROM OPERATIONS - DILUTED                                  26,255    22,370      17%       25,738          2%


         FUNDS FROM OPERATIONS - DILUTED PER SHARE                          0.73      0.70       4%         0.80         -9%

FUNDS AVAILABLE FOR DISTRIBUTION

-----------------------------------------------------------------------------------------------------------------------------------
FFO (1)                                                                   26,255    20,070      31%       25,738          2%

Add:     Non Real Estate Depreciation                                      1,059     1,042       2%        1,157         -9%
         2% Allowance for S/L Tenant Credit Loss                             377       199      90%          458        -18%
         Straight-line Ground Rent                                            60       312     -81%          354        -83%
         Non-cash Deferred Compensation                                      349       422     -17%          350          0%
         FAD adjustment for Joint Ventures & Emerge                       (2,922)     (631)    363%       (2,940)        -1%
Less:    Straight-line Rental Income                                       1,783     2,237     -20%        2,335        -24%
         Free Rent - Occupied (Net of Amortization, incl. First Cycle)       138     1,127     -88%          320        -57%
         Amortization of Mortgage Investment Discount                        177     1,119     -84%       (5,608)      -103%
         Second Cycle Tenant Improvement & Leasing
                Commission on Existing Space                               2,449     3,118     -21%        1,799         36%
         Recurring Building Improvements                                     431       871     -51%          481        -10%
                                                                         -------   -------               -------


FUNDS AVAILABLE FOR DISTRIBUTION                                          20,200    12,942      56%       25,790        -22%
         Diluted per Share                                                  0.56      0.47      19%         0.80        -30%
First Cycle Leasing Costs
         Tenant Improvement & Leasing Commissions                              7       680     -99%           14        -50%
                                                                         -------   -------               -------

FUNDS AVAILABLE FOR DISTRIBUTION AFTER FIRST CYCLE LEASING COSTS          20,193    12,262      65%       25,776        -22%

Funds Available for Distribution per Diluted Weighted Average

     Unit and Common Share                                                  0.64      0.45      43%         0.94        -31%

Redevelopment Costs                                                        4,147     3,778      10%        2,225         86%

-----------------------------------------------------------------------------------------------------------------------------------
PAYOUT RATIO OF FUNDS FROM OPERATIONS                                     53.24%    51.85%       3%       48.43%         10%
PAYOUT RATIO OF FUNDS AVAILABLE FOR DISTRIBUTION
     BEFORE FIRST CYCLE                                                   69.20%    76.47%     -10%       48.34%         43%
-----------------------------------------------------------------------------------------------------------------------------------


===================================================================================================




                                                                       [SL GREEN REALTY CORP. LOGO]
===================================================================================================

                                                                         THREE MONTHS ENDED MAR 31
                                                                         -------------------------
                                                                               2001    % CHANGE
                                                                               ----    --------
FUNDS FROM OPERATIONS

--------------------------------------------------------------------------------------------------
Net Income before Minority Interests                                         13,909         15%

Add:     Depreciation and Amortization                                        9,720         -7%
         FFO adjustment for Joint Ventures                                      996        123%
Less:    Dividends on Preferred Shares                                        2,300          0%
         Non Real Estate Depreciation/Amortization of
              Finance Costs                                                   1,155         -8%
                                                                            -------
         FUNDS FROM OPERATIONS - BASIC                                       21,170         13%

         FUNDS FROM OPERATIONS - BASIC PER SHARE                               0.79         -1%

Add:     Dividends on Preferred Shares                                        2,300          0%
                                                                            -------
         FUNDS FROM OPERATIONS - DILUTED                                     23,470         12%


         FUNDS FROM OPERATIONS - DILUTED PER SHARE                             0.73          0%

FUNDS AVAILABLE FOR DISTRIBUTION

------------------------------------------------------------------------------------------------
FFO (1)                                                                      23,470         12%

Add:     Non Real Estate Depreciation                                         1,155         -8%
         2% Allowance for S/L Tenant Credit Loss                                649        -42%
         Straight-line Ground Rent                                              354        -83%
         Non-cash Deferred Compensation                                         349          0%
         FAD adjustment for Joint Ventures & Emerge                            (739)       295%
Less:    Straight-line Rental Income                                          2,551        -30%
         Free Rent - Occupied (Net of Amortization, incl. First Cycle)        1,110        -88%
         Amortization of Mortgage Investment Discount                           759        -77%
         Second Cycle Tenant Improvement & Leasing
                Commission on Existing Space                                  3,558        -31%
         Recurring Building Improvements                                        327         32%
                                                                            -------


FUNDS AVAILABLE FOR DISTRIBUTION                                             16,932         19%
         Diluted per Share                                                     0.53          6%
First Cycle Leasing Costs
         Tenant Improvement & Leasing Commissions                               539        -99%
                                                                            -------

FUNDS AVAILABLE FOR DISTRIBUTION AFTER FIRST CYCLE LEASING COSTS             16,393         23%

Funds Available for Distribution per Diluted Weighted Average

     Unit and Common Share                                                     0.51         26%

Redevelopment Costs                                                           2,789         49%

------------------------------------------------------------------------------------------------
PAYOUT RATIO OF FUNDS FROM OPERATIONS                                        53.00%          0%
PAYOUT RATIO OF FUNDS AVAILABLE FOR DISTRIBUTION
     BEFORE FIRST CYCLE                                                      72.57%         -5%
------------------------------------------------------------------------------------------------


(1) For the calculation of funds available for distribution, the FFO Diluted was used for 2Q01 and 3Q01.



SUPPLEMENTAL PACKAGE INFORMATION                                   18                                           THIRD QUARTER 2001


==================================================================================================================================
SELECTED FINANCIAL DATA
CAPITALIZATION ANALYSIS
UNAUDITED
($000'S OMITTED)                                                                                      [SL GREEN REALTY CORP. LOGO]
==================================================================================================================================

                                                                                      SEPTEMBER 30,          JUNE 30,    MARCH 31,
                                                                                    2001         2000          2001        2001
                                                                                    ----         ----          ----        ----
MARKET CAPITALIZATION

----------------------------------------------------------------------------------------------------------------------------------
Common Equity:
                   Common Shares Outstanding                                        29,945       24,516        24,859      24,705
                   OP Units Outstanding                                              2,278        2,308         2,281       2,283
                                                                                 ---------    ---------     ---------   ---------
                   TOTAL COMMON EQUITY (SHARES AND UNITS)                           32,223       26,824        27,140      26,988
                   Share Price at (End of Period)                                    31.52        28.06         30.31       27.45
                                                                                 ---------      -------     ---------   ---------
                   Equity Market Value                                           1,015,669      752,740       822,621     740,821

Preferred Equity at Liquidation Value:                                             115,000      115,000       115,000     115,000

REAL ESTATE DEBT

-----------------------------------------------------------------------------------------------------------------------------------
                   Property Level Mortgage Debt                                    411,393      345,351       325,411     528,535
                   Company's portion of Joint Venture Mortgages                    263,478      111,040       213,452     128,408
                   Outstanding Balance on - Secured Credit Line                     19,738       27,752        45,238      44,926
                   Outstanding Balance on - Unsecured Credit Line                   53,000       99,000       238,000     167,000
                                                                                 ---------    ---------     ---------   ---------
                   TOTAL COMBINED DEBT                                             747,609      583,143       822,102     868,869

                   TOTAL MARKET CAP (DEBT & EQUITY)                              1,878,278    1,450,883     1,759,723   1,724,690

LINES OF CREDIT AVAILABILITY

-----------------------------------------------------------------------------------------------------------------------------------
Senior Unsecured Line of Credit

                   Maximum Line Available                                          300,000      250,000       300,000     300,000
                   Letters of Credit issued                                          5,000           --         5,000       5,000
                   Outstanding Balance                                              53,000       99,000       238,000     167,000
                                                                                 ---------    ---------     ---------   ---------
                   Net Line Availability                                           242,000      151,000        57,000     128,000
                                                                                 ---------    ---------     ---------   ---------
Secured Line of Credit

                   Maximum Line Available                                           60,000       50,000        60,000      60,000
                   Outstanding Balance                                              19,738       27,752        45,238      44,926
                                                                                 ---------    ---------     ---------   ---------
                   Prudential Line Availability                                     40,262       22,248        14,762      15,074
                                                                                 ---------    ---------     ---------   ---------
                   Total Availability under Lines of Credit                        282,262      173,248        71,762     143,074
                                                                                 ---------    ---------     ---------   ---------

RATIO ANALYSIS

----------------------------------------------------------------------------------------------------------------------------------
Consolidated Basis

                   Debt to Market Cap Ratio                                          29.98%       35.24%        39.36%      46.39%
                   Debt to Gross Real Estate Book Ratio (1)                          48.31%       48.23%        58.31%      59.23%
                   Secured Real Estate Debt to Secured Assets Gross Book (1)         67.51%       55.77%        68.37%      75.98%
                   Unsecured Debt to Unencumbered
                        Assets-Gross Book Value (1)                                  15.67%       32.86%        62.74%      46.18%
                   Secured Line of Credit to Structured Finance Assets (1)           12.50%       46.33%        41.95%      48.32%
Joint Ventures Allocated

                   Combined Debt to Market Cap Ratio                                 39.80%       40.19%        46.72%      50.38%
                   Debt to Gross Real Estate Book Ratio (1)                          53.77%       50.96%        60.10%      60.23%
                   Secured Debt to Secured Assets Gross Book (1)                     67.38%       57.99%        67.15%      73.87%
                   Unsecured Debt to Unencumbered
                        Assets-Gross Book Value (1)                                  15.67%       32.86%        62.74%      46.18%
                   Secured Line of Credit to Structured Finance Assets (1)           12.50%       46.33%        41.95%      48.32%


(1)  Excludes property under capital lease




SUPPLEMENTAL PACKAGE INFORMATION                                   19                                           THIRD QUARTER 2001


===========================================================================================================================
SELECTED FINANCIAL DATA

PROPERTY NOI AND COVERAGE RATIOS
UNAUDITED
($000'S OMITTED)
===========================================================================================================================

                                                                                      THREE MONTHS ENDED SEPTEMBER 30
                                                                             ----------------------------------------------
                                                                                    2001        2000       +/-     % CHANGE
                                                                                    ----        ----       ---     --------
FUNDS FROM OPERATIONS                                                             23,955      20,070     3,885          19%
----------------------------------------------------------------------------------------------------------------------------

Less:         Non - Building Revenue                                               6,354       6,023       331           5%

Plus:         2% Reserve for Tenant Credit Loss                                      377         199       178          90%
              Interest Expense (incl. Capital Lease Int.)                          9,785      10,698      (913)         -9%
              Non Real Estate Depreciation                                         1,059       1,042        17           2%
              MG&A Expense                                                         4,116       2,540     1,576          62%
              Preferred Dividend                                                   2,300       2,300        --           0%
                                                                                  ------      ------        --
                                           GAAP NOI                               35,237      30,826     4,411          14%
CASH ADJUSTMENTS

----------------------------------------------------------------------------------------------------------------------------
Less:         Free Rent (Net of Amortization)                                        138       1,127      (989)        -88%
              Straightline Revenue Adjustment                                      1,783       2,237      (454)        -20%

Plus:         Ground Lease Straight-line Adjustment                                   60         312      (252)        -81%
                                                                                     ---        ----      -----
                                           CASH NOI                               33,376      27,774     5,602          20%

              Real Estate Revenue, net                                            57,886      55,936     1,950           3%

OPERATING MARGINS

----------------------------------------------------------------------------------------------------------------------------
              GAAP NOI/Real Estate Revenue, net                                   60.87%      55.11%
              Cash NOI/Real Estate Revenue, net                                   57.66%      49.65%

              GAAP NOI before Ground Rent/Real Estate Revenue, net                60.87%      60.77%
              Cash NOI before Ground Rent/Real Estate Revenue, net                57.55%      54.75%

COMPONENTS OF DEBT AND FIXED CHARGES

----------------------------------------------------------------------------------------------------------------------------
              Interest on Fixed Rate Loans                                         5,705       4,376     1,329          30%
              Interest on Floating Rate Loans                                      4,080       6,322    (2,242)        -35%
              Fixed Amortization Principal Payments                                1,196         943       253          27%
                                                                                  ------        ----      ----
                                                          TOTAL DEBT SERVICE      10,981      11,641      (660)         -6%

              Payments under Ground Lease Arrangements                             3,041       2,852       189           7%
              Preferred Stock Dividend                                             2,300       2,300        --           0%
                                                                                  ------      ------        --
                                                         TOTAL FIXED CHARGES      16,322      16,793      (471)         -3%

----------------------------------------------------------------------------------------------------------------------------
Adjusted EBITDA                                                                   39,005      34,531
Interest Coverage Ratio                                                             3.99        3.23
Debt Service Coverage ratio                                                         3.55        2.97
Fixed Charge Coverage ratio                                                         2.39        2.06
----------------------------------------------------------------------------------------------------------------------------


==============================================================================================================




                                                                                  [SL GREEN REALTY CORP. LOGO]
==============================================================================================================

                                                                                THREE MONTHS ENDED JUNE 30
                                                                             --------------------------------
                                                                                2001         +/-     % CHANGE
                                                                                ----         ---     --------
FUNDS FROM OPERATIONS                                                         23,438         517           2%
-------------------------------------------------------------------------------------------------------------

Less:         Non - Building Revenue                                           6,195         159           3%

Plus:         2% Reserve for Tenant Credit Loss                                  458         (81)        -18%
              Interest Expense (incl. Capital Lease Int.)                     13,171      (3,386)        -26%
              Non Real Estate Depreciation                                     1,157         (98)         -8%
              MG&A Expense                                                     3,668         448          12%
              Preferred Dividend                                               2,300          --           0%
                                                                              ------          --
                                           GAAP NOI                           37,997      (2,760)         -7%
CASH ADJUSTMENTS

-------------------------------------------------------------------------------------------------------------
Less:         Free Rent (Net of Amortization)                                    320        (182)        -57%
              Straightline Revenue Adjustment                                  2,335        (552)        -24%

Plus:         Ground Lease Straight-line Adjustment                              354        (294)        -83%
                                                                                ----        -----
                                           CASH NOI                           35,696      (2,320)         -6%

              Real Estate Revenue, net                                        61,338      (3,452)         -6%

OPERATING MARGINS

-------------------------------------------------------------------------------------------------------------
              GAAP NOI/Real Estate Revenue, net                               61.95%
              Cash NOI/Real Estate Revenue, net                               58.20%

              GAAP NOI before Ground Rent/Real Estate Revenue, net            72.25%
              Cash NOI before Ground Rent/Real Estate Revenue, net            67.92%

COMPONENTS OF DEBT AND FIXED CHARGES

-------------------------------------------------------------------------------------------------------------
              Interest on Fixed Rate Loans                                     6,876      (1,171)        -17%
              Interest on Floating Rate Loans                                  6,295      (2,215)        -35%
              Fixed Amortization Principal Payments                            1,004         192          19%
                                                                              ------        ----
                                                          TOTAL DEBT SERVICE  14,175      (3,194)        -23%

              Payments under Ground Lease Arrangements                         2,806         235           8%
              Preferred Stock Dividend                                         2,300          --           0%
                                                                              ------          --
                                                         TOTAL FIXED CHARGES  19,280      (2,957)        -15%

-------------------------------------------------------------------------------------------------------------
Adjusted EBITDA                                                               41,379
Interest Coverage Ratio                                                         3.14
Debt Service Coverage ratio                                                     2.92
Fixed Charge Coverage ratio                                                     2.15
-------------------------------------------------------------------------------------------------------------


SUPPLEMENTAL PACKAGE INFORMATION                                   20                                           THIRD QUARTER 2001


====================================================================================================================================
SELECTED FINANCIAL DATA

2001 SAME STORE
UNAUDITED
($000'S OMITTED)                                                                                        [SL GREEN REALTY CORP. LOGO]
====================================================================================================================================
                                                                      THREE MONTHS ENDED SEPTEMBER 30     THREE MONTHS ENDED JUNE 30
                                                                    -----------------------------------   --------------------------
                                                                      2001     2000      +/-   % CHANGE     2001      +/-  % CHANGE
                                                                      ----     ----      ---   --------     ----      ---  --------
REVENUES
------------------------------------------------------------------------------------------------------------------------------------
              Rental Revenue                                        39,760   38,745    1,015         3%   39,789      (29)       0%
              Credit Loss                                             (279)    (132)    (147)      111%     (283)       4       -1%
              Signage Rent                                             372      496     (124)      -25%      141      231      164%
              Escalation & Reimbursement Revenues                    7,170    6,304      866        14%    6,155    1,015       16%
              Investment & Other Income                                388      281      107        38%      324       64       20%
                                                                    ------   ------    -----              ------   ------
              TOTAL REVENUES                                        47,411   45,694    1,717         4%   46,125    1,286        3%
EXPENSES

------------------------------------------------------------------------------------------------------------------------------------
              Operating Expense                                     11,667   11,665        2         0%   10,146    1,521       15%
              Ground Rent                                            3,101    3,164      (63)       -2%    3,159      (58)       0%
              Real Estate Taxes                                      6,111    5,934      177         3%    5,738      373        7%
                                                                    ------   ------     ----              ------   ------
              TOTAL OPERATING EXPENSES                              20,879   20,763      116         1%   19,043    1,836       10%

              EBITDA                                                26,532   24,931    1,601         6%   27,083     (551)      -2%

              Interest                                               6,862    6,065      797        13%    6,977     (115)      -2%
              Depreciation & Amortization                            6,622    6,127      495         8%    6,249      373        6%

              Income Before Minority Interest                       13,048   12,739      309         2%   13,856     (808)      -6%
Plus:         Real Estate Depreciation & Amortization                6,403    5,738      665        12%    6,031      372        6%
                                                                    ------   ------    -----              ------   ------

              FFO                                                   19,451   18,477      974         5%   19,887     (436)      -2%

Less:         Non - Building Revenue                                   175      252      (77)      -31%      223      (48)     -21%

Plus:         2% Reserve for Tenant Credit Loss                        279      132      147       111%      283       (4)      -1%
              Interest Expense                                       6,862    6,065      797        13%    6,977     (115)      -2%
              Non Real Estate Depreciation                             220      389     (169)      -43%      219        1        1%
                                                                    ------   ------    -----              ------   ------
                                     GAAP NOI                       26,637   24,811    1,826         7%   27,143     (506)      -2%

CASH ADJUSTMENTS

------------------------------------------------------------------------------------------------------------------------------------
Less:         Free Rent (Net of Amortization)                         (127)   1,026   (1,153)     -112%      281     (408)    -145%
              Straightline Revenue Adjustment                        1,250    1,784     (534)      -30%    1,622     (372)     -23%

Plus:         Ground Lease Straight-line Adjustment                    121      312     (191)      -61%      354        -        0%
                                                                    ------   ------    -----              ------   ------
                                     CASH NOI                       25,635   22,313    3,322        15%   25,594       41        0%

OPERATING MARGINS

------------------------------------------------------------------------------------------------------------------------------------
              GAAP NOI to Real Estate Revenue, net                  56.06%   54.44%                       58.77%
              Cash NOI to Real Estate Revenue, net                  53.95%   48.96%                       55.42%

              GAAP NOI before Ground Rent/Real Estate Revenue, net  62.59%   61.38%                       65.61%
              Cash NOI before Ground Rent/Real Estate Revenue, net  60.22%   55.22%                       61.49%

SUPPLEMENTAL PACKAGE INFORMATION                                   21                                           THIRD QUARTER 2001


================================================================================================================================
DEBT SUMMARY SCHEDULE

UNAUDITED
($000'S OMITTED)                                                                                    [SL GREEN REALTY CORP. LOGO]
================================================================================================================================
                                                                                                                        2001
                                                                                   PRINCIPAL O/S                       ANNUAL
                                                                                     9/30/2001     COUPON              PAYMENT
                                                                                     ---------     ------              -------
FIXED RATE SECURED DEBT
--------------------------------------------------------------------------------------------------------------------------------
Property
     673 First Avenue                                                                   9,757       9.00%               3,985
     470 Park Avenue South                                                              9,463       8.25%               1,207
     50 West 23rd Street                                                               21,000       7.33%               1,539
     CIBC (against 1414 Ave. of Americas and 70 W. 36th St.)                           26,104       7.90%               2,223
     711 Third Avenue                                                                  48,916       8.13%               4,388
     555 West 57th Street (Libor collar of 6.10% - 6.58% + 200bps)                     69,099       8.10%                   -
     420 Lexington Avenue                                                             125,000       8.44%              10,694
     875 Bridgeport Avenue, CT (1031 exchange asset)                                   14,876       8.32%               1,272
                                                                                      -------       -----              ------
                                     TOTAL FIXED RATE SECURED DEBT                    324,215       8.21% WTD AVG      25,308

FLOATING RATE DEBT
--------------------------------------------------------------------------------------------------------------------------------
SECURED FLOATING RATE DEBT
     317 Madison (Libor + 180bp)                                                       65,000       5.38%
     Structured Finance Loan  (Libor + 100bp)                                          22,178       4.64%
     Prudential Line of Credit (Libor + 125bps)                                        19,738       4.98%
                                                                                      -------       -----
                                     TOTAL FLOATING RATE SECURED DEBT                 106,916       5.15% WTD AVG

UNSECURED FLOATING RATE DEBT

    Senior Unsecured Line of Credit (Libor + 150 bps)                                  53,000        5.64%
                                                                                      -------       -----
                                     TOTAL FLOATING RATE UNSECURED DEBT                53,000       5.64% WTD AVG

TOTAL FLOATING RATE DEBT OUTSTANDING                                                  159,916       5.31% WTD AVG

                                                    TOTAL DEBT                        484,131       7.25% WTD AVG

----------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE BALANCE & INTEREST RATE                                              431,863       7.29%
----------------------------------------------------------------------------------------------------------


================================================================================================================================
SUMMARY OF JOINT VENTURE DEBT
================================================================================================================================
                                                                            PRINCIPAL O/S
                                                                    --------------------------
                                                                    GROSS PRINCIPAL  SLG SHARE
                                                                    ---------------  ---------
JOINT VENTURE DEBT
--------------------------------------------------------------------------------------------------------------------------------
      180 Madison JV                                                      32,000       15,968       7.81%               2,499
      1250 Broadway (Libor + 250bp)                                       85,000       84,830       5.29%                   -
      469 Seventh Avenue (Libor + 225 bp)                                 36,000       12,600       5.68%                   -
      321 W 44th JV (Libor + 250bps)                                      22,000        7,700       6.08%                   -
      1 Park Avenue (Libor + 150 bps)                                    150,000       82,500       5.35%                   -
      100 Park Avenue JV                                                 120,000       59,880       8.00%               9,733
                                                                        --------      -------       -----              ------

                                        TOTAL JOINT VENTURE DEBT         445,000      263,478       6.12%              12,232
----------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE BALANCE  & INTEREST RATE WITH SLG JV DEBT                            647,931       6.99%
----------------------------------------------------------------------------------------------------------


===================================================================================================================================



                                                                                                       [SL GREEN REALTY CORP. LOGO]
===================================================================================================================================
                                                                                 2001
                                                                               PRINCIPAL  MATURITY   DUE AT    EARLIEST CONTRACTUAL
                                                                               REPAYMENT    DATE    MATURITY      PREPAYMENT DATE
                                                                               ---------    ----    --------      ---------------
FIXED RATE SECURED DEBT
-----------------------------------------------------------------------------------------------------------------------------------
Property
     673 First Avenue                                                           3,014   12/13/2003     2,000            Open
     470 Park Avenue South                                                        416     4/1/2004     8,285            Open
     50 West 23rd Street                                                            -     8/1/2007    19,234          Aug-01
     CIBC (against 1414 Ave. of Americas and 70 W. 36th St.)                      178     5/1/2009    12,196          Apr-03
     711 Third Avenue                                                             406    9/10/2005    22,825          Jun-04
     555 West 57th Street (Libor collar of 6.10% - 6.58% + 200bps)                676    11/1/2004    66,959            Open
     420 Lexington Avenue                                                         255    11/1/2010   104,406            Open
     875 Bridgeport Avenue, CT (1031 exchange asset)                               34    5/10/2025     5,466            Open
                                                                                -----
                                     TOTAL FIXED RATE SECURED DEBT              4,979

FLOATING RATE DEBT
------------------------------------------------------------------------------------------------------------------------------------
SECURED FLOATING RATE DEBT
     317 Madison (Libor + 180bp)                                                    -     8/1/2004    65,000            Open
     Structured Finance Loan  (Libor + 100bp)                                       -    11/1/2002    22,178          Nov-02
     Prudential Line of Credit (Libor + 125bps)                                     -   12/22/2001    19,738            Open

                                     TOTAL FLOATING RATE SECURED DEBT

UNSECURED FLOATING RATE DEBT

    Senior Unsecured Line of Credit (Libor + 150 bps)                               -    6/27/2003    53,000            Open

                                     TOTAL FLOATING RATE UNSECURED DEBT

TOTAL FLOATING RATE DEBT OUTSTANDING

                                                    TOTAL DEBT

--------------------------------------------------------------------------------
WEIGHTED AVERAGE BALANCE & INTEREST RATE
--------------------------------------------------------------------------------

===================================================================================================================================
SUMMARY OF JOINT VENTURE DEBT
===================================================================================================================================




JOINT VENTURE DEBT
------------------------------------------------------------------------------------------------------------------------------------
      180 Madison JV                                                                -    12/1/2005    30,778            Open
      1250 Broadway (Libor + 250bp)                                                 -    10/1/2004    85,000            Open
      469 Seventh Avenue (Libor + 225 bp)                                           -     2/1/2003    12,600            Open
      321 W 44th JV (Libor + 250bps)                                                -    4/30/2003     7,700            Open
      1 Park Avenue (Libor + 150 bps)                                               -    1/10/2004    82,500            Open
      100 Park Avenue JV                                                          187     9/1/2010   107,488            Open
                                                                                 ----

                                        TOTAL JOINT VENTURE DEBT                  187
-------------------------------------------------------------------
WEIGHTED AVERAGE BALANCE  & INTEREST RATE WITH SLG JV DEBT
-------------------------------------------------------------------

SUPPLEMENTAL PACKAGE INFORMATION                                   22                                           THIRD QUARTER 2001

====================================================================================================================================
SUMMARY OF GROUND LEASE ARRANGEMENTS
Consolidated Statement  (REIT)
($000's omitted)                                                                                        [SL GREEN REALTY CORP. LOGO]
====================================================================================================================================
                                                                                                            DEFERRED
                              2001 SCHEDULED  2002 SCHEDULED  2003 SCHEDULED  2004 SCHEDULED  LAND LEASE
                               CASH PAYMENT    CASH PAYMENT    CASH PAYMENT    CASH PAYMENT   OBLIGATIONS   YEAR OF
PROPERTY                         (000'S)         (000'S)         (000'S)         (000'S)          (1)       MATURITY
--------                         -------         -------         -------         -------      -----------   --------

Operating Leases
------------------------------------------------------------------------------------------------------------------------------------
673 1st Avenue                     3,010          3,010            3,010           3,010         12,182      2037
1140 Avenue of Americas (2)          348            348              348             348           -         2016 (3)
420 Lexington (2)                  7,074          7,074            7,074           7,074           -         2008 (4)
711 3rd Avenue (2) (5)             1,163          1,550            1,550           1,550          1,744      2032
                                  ------         ------           ------          ------         ------
                         TOTAL    11,595         11,982           11,982          11,982         13,926
                                  ======         ======           ======          ======         ======

Capitalized Lease
------------------------------------------------------------------------------------------------------------------------------------
673 1st Avenue                     1,290          1,290            1,290           1,290         15,505      2037
                                   =====        =======           ======          ======         ======




(1) Per the balance sheet at September 30, 2001.
(2) These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.
(3) The Company has a unilateral option to extend the ground lease for an additional 50 years, to 2066.
(4) Subject to renewal at the Company's option through 2029.
(5) Excludes portion payable to SL Green as owner of 50% leasehold.


SUPPLEMENTAL PACKAGE INFORMATION       23                     THIRD QUARTER 2001

========================================================================================================
MORTGAGE INVESTMENTS AND PREFERRED EQUITY

($000'S OMITTED)                                                            [SL GREEN REALTY CORP. LOGO]
========================================================================================================
                            ASSETS           WTD AVERAGE              WTD AVERAGE       RUN RATE   LIBOR
                          OUTSTANDING   ASSETS DURING QUARTER    YIELD DURING QUARTER    YIELD**    RATE
                          -----------   ---------------------    --------------------   --------   -----

              9/30/2000      49,903                                                       22.12%    6.63%
Originations/Accretion*       1,390
            Redemptions           -
                            -------
             12/31/2000      51,293            50,598                  22.10%             22.30%    6.82%

Originations/Accretion*      41,689
            Redemptions           -
                            -------
              3/31/2001      92,982            56,527                  19.92%             15.87%    5.75%

Originations/Accretion*      60,651
            Redemptions     (55,802)
                            -------
              6/30/2001      97,832            70,607                  15.04%            13.65%    4.52%

Originations/Accretion*      28,457
       Preferred Equity      53,500
            Redemptions     (21,888)
                            -------
              9/30/2001     157,901           114,248                  16.50%             14.88%    3.73%

* Accretion includes original issue discounts and compounding investment income.
** Run rate yield, net of seller financing, based on current outstanding balance at September 30, 2001 is 12.14%.


                            CURRENT MATURITY PROFILE

                  [STRUCTURED FINANCE MATURITY PROFILE CHART]



SUPPLEMENTAL PACKAGE INFORMATION       24                     THIRD QUARTER 2001

================================================================================
SELECTED PROPERTY DATA

                                                                 [SL GREEN LOGO]
================================================================================

                                                                                           RENTABLE    % OF TOTAL
PROPERTIES                                 SUBMARKET                OWNERSHIP              SQ. FEET     SQ. FEET
----------                                 ---------                ---------             ----------   ----------

PROPERTIES 100% OWNED
"SAME STORE"
-------------------------------------------------------------------------------------------------------------------
673 First Avenue                     Grand Central South          Leasehold Interest         422,000         4
470 Park Avenue South                Park Avenue South/Flatiron   Fee Interest               260,000         3
70 W. 36th Street                    Garment                      Fee Interest               151,000         2
1414 Avenue of the Americas          Rockefeller Center           Fee Interest               111,000         1
1372 Broadway                        Garment                      Fee Interest               508,000         5
1140 A of A                          Rockefeller Center           Leasehold Interest         191,000         2
50 W. 23rd Street                    Chelsea                      Fee Interest               333,000         3
1466 Broadway                        Times Square                 Fee Interest               289,000         3
420 Lexington Ave (Graybar)          Grand Central North          Operating Sublease       1,188,000        12
440 Ninth Avenue                     Garment                      Fee Interest               339,000         3
711 Third Avenue                     Grand Central North          Operating Sublease (1)     524,000         5
555 West 57th                        Midtown West                 Fee Interest               941,000         9
286 Madison Avenue                   Grand Central South          Fee Interest               112,000         1
290 Madison Avenue                   Grand Central South          Fee Interest                36,800         1
292 Madison Avenue                   Grand Central South          Fee Interest               187,000         2
                                                                                          ----------       ---
   SUBTOTAL/WEIGHTED AVERAGE                                                               5,592,800        56

2001 ACQUISITIONS
-------------------------------------------------------------------------------------------------------------------
317 Madison                          Grand Central                Fee Interest               450,000         4
1370 Broadway                        Garment                      Fee Interest               255,000         3
                                                                                          ----------       ---
   SUBTOTAL/WEIGHTED AVERAGE                                                                 705,000         7

2001 ADJUSTMENTS
-------------------------------------------------------------------------------------------------------------------
110 East 42nd Street                 Grand Central                Fee Interest               181,000         2
17 Battery Place - North             World Trade/ Battery         Fee Interest               419,000         4
                                                                                          ----------       ---
   SUBTOTAL/WEIGHTED AVERAGE                                                                 600,000         6

TOTAL/WEIGHTED AVERAGE
  PROPERTIES 100% OWNED                                                                    6,897,800        69


PROPERTIES < 100% OWNED>
UNCONSOLIDATED
-------------------------------------------------------------------------------------------------------------------
180 Madison Avenue - 50%             Grand Central South          Fee Interest               265,000         3
1 Park Avenue - 55%                  Grand Central South          Various Interests          913,000         9
1250 Broadway - 99.8%                Penn Station                 Fee Interest               670,000         7
469 Seventh Avenue - 35%             Penn Station                 Fee Interest               253,000         2
100 Park Avenue - 50%                Grand Central South          Fee Interest               834,000         8
321 West 44th Street -35%            Times Square                 Fee Interest               203,000         2
                                                                                          ----------       ---
   SUBTOTAL/WEIGHTED AVERAGE                                                               3,138,000        31


-------------------------------------------------------------------------------------------------------------------
GRAND TOTAL/WEIGHTED AVERAGE                                                              10,035,800       100
GRAND TOTAL - SLG SHARE OF
  ANNUALIZED RENT
-------------------------------------------------------------------------------------------------------------------

                                               PERCENT OCCUPIED                             ANNUALIZED     ANNUALIZED
                                   -------------------------------------------  ANNUALIZED  RENT AS % OF   RENT AS % OF   NUMBER OF
PROPERTIES                         9/30/2001  6/30/2001  3/31/2001  12/31/2000  RENT ($'S)  WHOLLY OWNED   SLG INTERESTS   TENANTS
----------                         ---------  ---------  ---------  ----------  ----------- -------------  -------------  ---------

PROPERTIES 100% OWNED
"SAME STORE"
-----------------------------------------------------------------------------------------------------------------------------------
673 First Avenue                      100        100        100        100       12,798,564        7              5           14
470 Park Avenue South                  99         99         99         99        7,036,011        4              3           26
70 W. 36th Street                      96         96         98         96        3,478,496        2              1           28
1414 Avenue of the Americas            98         98         97         99        4,103,704        2              2           27
1372 Broadway                         100         99         99         99       13,118,419        7              5           26
1140 A of A                           100        100        100        100        6,908,066        4              3           26
50 W. 23rd Street                      99         99         99         99        7,547,360        4              3           17
1466 Broadway                          81         81         83         84        8,746,137        5              4           96
420 Lexington Ave (Graybar)            97         99         99        100       38,295,210       20             16          245
440 Ninth Avenue                       91         99         98         94        7,336,672        4              3           16
711 Third Avenue                      100        100        100        100       18,774,013       10              8           21
555 West 57th                         100        100        100        100       18,515,524       10              8           24
286 Madison Avenue                     99        100         98         98        3,316,917        2              1           40
290 Madison Avenue                    100        100        100        100        1,309,932        1              1            4
292 Madison Avenue                    100        100        100        100        6,143,699        3              3           18
                                      ---        ---        ---        ---       ----------      ---            ---          ---
   SUBTOTAL/WEIGHTED AVERAGE           98         99         98         98      157,428,724       82             66          628

2001 ACQUISITIONS
-----------------------------------------------------------------------------------------------------------------------------------
317 Madison                            96         96          0          0       12,178,444        6              5          103
1370 Broadway                          99         99         99          0        6,822,310        4              3           29
                                      ---        ---        ---                  ----------      ---            ---          ---
   SUBTOTAL/WEIGHTED AVERAGE           97         97         99          0       19,000,754       10              8          132

2001 ADJUSTMENTS
-----------------------------------------------------------------------------------------------------------------------------------
110 East 42nd Street                  100        100        100        100        5,696,156        3              2           28
17 Battery Place - North              100        100        100        100        8,434,440        4              4            7
                                      ---        ---        ---        ---       ----------      ---            ---           --
   SUBTOTAL/WEIGHTED AVERAGE          100        100        100        100       14,130,596        7              6           35

TOTAL/WEIGHTED AVERAGE
  PROPERTIES 100% OWNED                98         98         99         99      190,560,074      100             80          795


PROPERTIES < 100% OWNED                                                                                                            >
UNCONSOLIDATED
-----------------------------------------------------------------------------------------------------------------------------------
180 Madison Avenue - 50%               90         90         89         87        5,466,756                       1           54
1 Park Avenue - 55%                    98         97         97                  32,315,648                       7           16
1250 Broadway - 99.8%                 100        100        100        100       16,321,890                       4           27
469 Seventh Avenue - 35%               96         90         90         90        5,975,913                       1           19
100 Park Avenue - 50%                  97        100        100        100       28,619,173                       6           37
321 West 44th Street -35%              98         96         96         97        3,865,280                       1           26
                                      ---        ---        ---        ---       ----------                     ---          ---
   SUBTOTAL/WEIGHTED AVERAGE           97         97         97         97       92,564,660                      20          179


-----------------------------------------------------------------------------------------------------------------------------------
GRAND TOTAL/WEIGHTED AVERAGE           98         98         98         98      283,124,734                                  974
GRAND TOTAL - SLG SHARE OF
  ANNUALIZED RENT                                                               245,076,223                     100
-----------------------------------------------------------------------------------------------------------------------------------

(1) Including Ownership of 50% in Building Fee

SUPPLEMENTAL PACKAGE INFORMATION       25                     THIRD QUARTER 2001

===============================================================================
LARGEST TENANTS BY SQUARE FEET LEASED              [SL GREEN REALTY CORP. LOGO]
===============================================================================




WHOLLY OWNED PORTFOLIO + ALLOCATED JV PROPERTIES                                                                            % OF
                                                                                                     % OF                 SLG SHARE
                                                                 TOTAL                              OWNED      SLG SHARE      OF
                                                 LEASE          LEASED     ANNUALIZED    PSF      ANNUALIZE   ANNUALIZED  ANNUALIZED
TENANT                         PROPERTY        EXPIRATION    SQUARE FEET    RENT ($)  ANNUALIZED    RENT        RENT($)     RENT
------------------------------------------------------------------------------------------------------------------------------------

The City of New York       17 Battery Place       2007          317,867   $  5,988,480  $18.84       2.1%    $  5,441,791    2.2%
                           & 1250 Broadway        & 2012
BMW of Manhattan, Inc.     555 West 57th Street   2012          227,782   $  2,806,224  $12.32       1.0%    $  2,806,224    1.1%
Philip Morris              100 Park Avenue        2007          175,887   $  6,445,140  $36.64       2.3%    $  3,216,125    1.3%
  Managament Corp
Visting Nurse Services     1250 Broadway          2006          171,078   $  3,630,468  $21.22       1.3%    $  3,623,207    1.5%
J&W Seligman & Co., Inc.   100 Park Avenue        2009          168,390   $  5,133,144  $30.48       1.8%    $  2,561,439    1.0%
Segal Company              1  Park Avenue         2009          157,944   $  5,508,612  $34.88       1.9%    $  3,029,737    1.2%
Loews Corp                 1  Park Avenue         2002          155,765   $  6,910,344  $44.36       2.4%    $  3,800,689    1.6%
City University of         555 West 57th Street   2010, 2011,   168,014   $  3,961,522  $23.58       1.4%    $  3,961,522    1.6%
  New York--CUNY                                  & 2015
Metro North Commuter       420 Lexington Avenue   2008 & 2016   134,687   $  3,838,836  $28.50       1.4%    $  3,838,836    1.6%
  Railroad Co
St. Luke's Roosevelt       555 West 57th Street   2014          133,700   $  2,993,196  $22.39       1.1%    $  2,993,196    1.2%
Hospital
C.B.S., Inc.               555 West 57th Street   2003 & 2010   127,320   $  2,402,580  $18.87       0.8%    $  2,402,580    1.0%
Ross Stores                1372 Broadway          2010          101,741   $  2,605,176  $25.61       0.9%    $  2,605,176    1.1%
CHF Industries             1 Park Avenue          2005          100,000   $  3,370,272  $33.70       1.2%    $  1,853,650    0.8%
Coty Inc.                  1 Park Avenue          2015          100,000   $  3,542,028  $35.42       1.3%    $  1,948,115    0.8%
New York Presbyterian      555 West 57th Street   2006 & 2009    99,650   $  2,484,504  $24.93       0.9%    $  2,484,504    1.0%
  Hospital                 & 673 First Avenue
Ketchum, Inc.              711 Third Avenue       2015           98,551   $  3,987,384  $40.46       1.4%    $  3,987,384    1.6%
Ann Taylor Inc.            1372 Broadway          2010           93,020   $  2,357,496  $25.34       0.8%    $  2,357,496    1.0%
Crain Communications       711 Third Avenue       2009           90,531   $  3,265,956  $36.08       1.2%    $  3,265,956    1.3%
   Inc.
Information Builders       1250 Broadway          2003           88,571   $  2,115,708  $23.89       0.7%    $  2,111,477    0.9%
  Inc
MCI INTERNATIONAL          17 Battery Place       2001 & 2004    83,751   $  2,625,936  $31.35       0.9%    $  1,657,253    0.7%
                           & 100 Park Avenue
Advanstar                  1 Park Avenue          2010           85,284   $  2,893,488  $33.93       1.0%    $  1,591,418    0.6%
  Communications
Parade Publications,       711 Third Avenue       2010           82,444   $  2,011,872  $24.40       0.7%    $  2,011,872    0.8%
  Inc.
Kallir, Phillips, Ross     673 First Avenue       2004           80,000   $  2,443,572  $30.54       0.9%    $  2,443,572    1.0%
  Inc.
UNICEF                     673 First Avenue       2003 & 2012    81,100   $  2,635,464  $32.50       0.9%    $  2,635,464    1.1%
Mt. Sinai Hospital         1 Park Avenue                         80,000   $  2,824,968  $35.31       1.0%    $  1,553,732    0.6%
                                                              ---------   ------------  ------      -----    ------------   -----
               TOTAL                                          3,203,077   $ 88,782,370  $27.72      31.4%    $ 70,182,414   28.6%

WHOLLY OWNED PORTFOLIO
+ ALLOCATED JV PROPERTIES                                    10,035,800   $283,124,734  $28.21               $245,076,223




SUPPLEMENTAL PACKAGE INFORMATION       26                     THIRD QUARTER 2001

====================================================================================================================================
HIRD QUARTER - 2001 LEASING ACTIVITY

AVAILABLE SPACE                                                                                         [SL GREEN REALTY CORP. LOGO]
====================================================================================================================================
                                                                                                                      RENT/RENTABLE
ACTIVITY TYPE                      BUILDING ADDRESS               # OF LEASES        USABLE SF       RENTABLE SF        SF* ($'S)
-------------                      ----------------               -----------        ---------       -----------      -------------

Vacancy at 6/30/01                                                                   316,397

Acquired Vacancies
                                                                         -                 -                   -             -
Expiring Space
                            Office
                                   317 Madison Avenue                    4            12,518              14,053         21.71
                                   1 Park Avenue                         1             7,886               7,886         24.77
                                   180 Madison Avenue                    5             4,561               5,542         30.54
                                   286 Madison Avenue                    6             9,995              11,787         31.09
                                   292 Madison Avenue                    1             3,615               5,652         21.64
                                   70 West 36th Street                   3             3,473               4,236         19.91
                                   110 East 42nd Street                  1             1,616               2,058         34.73
                                   711 Third Avenue                      1            13,888              15,000         24.72
                                   440 Ninth Avenue                      3            36,814              42,219         25.04
                                   1466 Broadway                         3             5,621               5,740         24.34
                                   420 Lexington                        16            61,522              76,113         34.52
                                                                       ---           -------             -------         -----

                                   TOTAL/WEIGHTED AVERAGE               44           161,509             190,286         28.60

                            Retail                                       -                 -                   -             -
                                                                        --           -------             -------        ------
                                                                                           -
                                   TOTAL/WEIGHTED AVERAGE                -                 -                   -             -

MOVE OUTS
                            Office
                                   1250 Broadway                         7            65,747              83,416         28.19
                                   555 West 57th Street                  1            14,524              19,753         26.50
                                   70 West 36th Street                   1               710               1,100         33.00
                                   110 East 42nd Street                  1             1,902               2,492         26.00
                                   1466 Broadway                         1             2,270               2,270         33.95
                                   420 Lexington Avenue                  5            16,493              22,212         46.03
                                                                        --           -------             -------         -----
                                   TOTAL/WEIGHTED AVERAGE               16           101,646             131,243         31.05

                            Retail                                       -                 -                   -             -
                                                                        --                --                  --            --
                                   TOTAL/WEIGHTED AVERAGE                -                 -                   -             -
EVICTED TENANTS
                            Office
                                   1370 Broadway                         1               723               1,025         28.65
                                   1466 Broadway                         1             1,405               1,405         34.50
                                   420 Lexington Avenue                  1               652                 806         27.53
                                                                        --           -------             -------         -----
                                   TOTAL/WEIGHTED AVERAGE                3             2,780               3,236         30.91

                            Retail                                       -                                     -             -
                                                                        --           -------             -------         -----
                                   TOTAL/WEIGHTED AVERAGE                -                 -                   -             -
RELOCATING TENANTS
                                   440 Ninth Avenue                      1            16,062              16,000         16.51
                                                                                     -------             -------         -----
                                   TOTAL/WEIGHTED AVERAGE                1            16,062              16,000         16.51
 AVAILABLE SPACE
                            OFFICE                                      64           281,997             340,765         29.00
                            RETAIL                                       -                 -                   -             -
                                                                        --           -------             -------         ------
                                                    TOTAL               49           281,997             340,765         29.00

                            Available Space                                          598,394



* Escalated Rent is calculated as Total Annual Income less Electric Charges.



SUPPLEMENTAL PACKAGE INFORMATION       27                     THIRD QUARTER 2001

====================================================================================================================================
THIRD QUARTER - 2001 LEASING ACTIVITY

LEASED SPACE                                                                                            [SL GREEN REALTY CORP. LOGO]
====================================================================================================================================
                                                                                                PREV.
                                                                                              ESCALATED                     FREE
                                                                                 RENT/          RENT/         T.I/          RENT
ACTIVITY            BUILDING           # OF         USABLE       RENTABLE       RENTABLE      RENTABLE      RENTABLE        # OF
  TYPE               ADDRESS           LEASES         SF            SF            SF             SF            SF          MONTHS
---------          ----------        --------       ------       --------      --------       ---------     --------    -----------

Available Space
as 9/30/01                                          598,394

RENEWING TENANTS
------------------------------------------------------------------------------------------------------------------------------------
Office

                   317  Madison                3     10,362        10,866         36.03            21.85          -                -
                   180  Madison                1      1,607         1,829         38.50            25.59          -
                   286  Madison                4      5,137         6,849         29.14            26.31          -                -
                   1466 Broadway               1        381           500         35.00            33.00       5.74              2.0
                   420 Lexington               2      1,951         3,027         48.00            42.58          -              1.0
                                             ---      -----         -----      --------           ------       ----              ---
                   TOTAL/WEIGHTED AVERAGE     11     19,438        23,071         38.70            26.43       0.12              0.2

RELOCATING TENANTS
------------------------------------------------------------------------------------------------------------------------------------
Office

                   440 Ninth Avenue            2     10,798        10,852         24.52             9.80      15.56              5.0
                                             ---     ------        ------      --------            -----      -----             ----
                   TOTAL/WEIGHTED AVERAGE      2     10,798        10,852         24.52             9.80      15.56              2.5

EXPANSION TENANTS
------------------------------------------------------------------------------------------------------------------------------------

Office

                   1250 Broadway               7     65,747        85,527         40.34            28.06      22.51             19.0
                   555 West 57th Street        1     14,524        20,753         39.00            25.22          -
                   420 Lexington               1        651           931         46.00            20.78      10.00              1.0
                                             ---       ----          ----      --------           ------      -----             ----
                   TOTAL/WEIGHTED AVERAGE      9     80,922       107,211         40.13            27.45      18.05              2.2

NEW TENANTS REPLACING OLD TENANTS
------------------------------------------------------------------------------------------------------------------------------------
Office
                   1370 Broadway               1        723            1,033      39.00            28.65          -              1.0
                   180 Madison Avenue          3      2,326            3,279      40.01            22.81       4.20              4.0
                   286 Madison Avenue          2      3,075            4,432      40.41            25.92       4.15                -
                   70 West 36th Street         1        710            1,100      37.00            33.00          -                -
                   110 East 42nd Street        2      3,518            5,230      36.94            25.09       7.65                -
                   711 Third Avenue            1     13,888           15,000      40.00            34.73          -                -
                   1466 Broadway               4      5,053            6,444      38.85            33.71       5.95              1.0
                   420 Lexington Avenue       20     41,308           59,112      46.52            35.92       5.92             15.0
                                             ---     ------          -------   --------           ------      -----             ----
                   TOTAL/WEIGHTED AVERAGE     34     70,601           95,630      43.76            33.97       4.82              0.6

                  Retail                       -          -                -          -                -          -                -
                   TOTAL/WEIGHTED AVERAGE      -          -                -          -                -          -                -

                   TOTAL/WEIGHTED AVERAGE     56    181,759          236,764      40.74            29.17      10.84              0.7


SUPPLEMENTAL PACKAGE INFORMATION       28                     THIRD QUARTER 2001


====================================================================================================================================
THIRD QUARTER - 2001 LEASING ACTIVITY
LEASED SPACE                                                                                            [SL GREEN REALTY CORP. LOGO]
====================================================================================================================================
                                                                                             PREV.
                                                                                              ESCALATED                     FREE
                                                                                 RENT/          RENT/         T.I/          RENT
ACTIVITY            BUILDING           # OF         USABLE       RENTABLE       RENTABLE      RENTABLE      RENTABLE        # OF
  TYPE               ADDRESS           LEASES         SF            SF            SF             SF            SF          MONTHS
---------          ----------        --------       ------       --------      --------       ---------     --------    -----------

NEW TENANTS REPLACING VACANCIES
------------------------------------------------------------------------------------------------------------------------------------

Office

                   321 West 44th Street        1      3,350            5,336      36.00                -          -              1.0
                   1466 Broadway               3        826              901      43.01                -       2.10                -
                                             ---     ------           ------   --------            -----      -----             ----
                   TOTAL/WEIGHTED AVERAGE      4      4,176            6,237      37.01                -       0.30              0.1

Retail

                   469 Seventh Avenue          3     15,370           19,108      36.97                -       0.07               11
                                             ---     ------           ------   --------            -----      -----             ----
                   TOTAL/WEIGHTED AVERAGE      3     15,370           19,108      36.97                -       0.07                -

Storage

                   1 Park Avenue               2      6,413            7,570      54.88                -       3.12                -
                                             ---     ------           ------   --------            -----      -----             ----
                   TOTAL/WEIGHTED AVERAGE      2      6,413            7,570      23.49                -       3.12                -

LEASED SPACE
------------------------------------------------------------------------------------------------------------------------------------

OFFICE                                        60    185,935          243,001      40.65            29.17      10.57              1.0
Retail                                         3     15,370           19,108      36.97                -          0                -
Storage                                        2      6,413            7,570      23.49                -          3                -
                                             ---     ------           ------   --------            -----      -----             ----
                                   TOTAL      65    207,718          269,679      39.90            29.17       9.62              0.9

                        TOTAL MINUS RELOS      -          -                -          -                -          -                -

SOLD VACANCIES                                 -          -

Sub-Total Available Space @ 9/30/01                 390,676

HOLDOVER TENANTS
------------------------------------------------------------------------------------------------------------------------------------
             317 Madison Avenue                1      3,691            3,691      29.38            29.38          -                -
             1 Park Avenue                     1      7,886            7,886      24.77            24.77          -                -
             180 Madison Avenue                1        628              628      27.99            27.99          -                -
             286 Madison Avenue                1        327              366      36.07            36.07          -                -
             292 Madison Avenue                1      3,615            5,652      24.64            24.64          -                -
             70 West 36th Street               1      1,416            1,416      24.55            24.56          -                -
             440 Ninth Avenue                  1     16,062           16,000      16.51            16.51          -                -
             1466 Broadway                     1      4,010            4,010      19.05            19.05          -                -
             420 Lexington                     5      7,396            8,200      29.12            29.12          -                -
                                             ---     ------           ------   --------            -----      -----             ----
                                              13     45,031           47,849      22.37            22.38          -                -

TOTAL AVAILABLE SPACE @9/30/01                      345,645

SUPPLEMENTAL PACKAGE INFORMATION       29                     THIRD QUARTER 2001


====================================================================================================================================
THIRD QUARTER - 2001 LEASING ACTIVITY
LEASED SPACE                                                                                            [SL GREEN REALTY CORP. LOGO]
====================================================================================================================================

                                                                                                PREV.
                                                                                              ESCALATED                     FREE
                                                                                 RENT/          RENT/         T.I/          RENT
ACTIVITY            BUILDING           # OF         USABLE       RENTABLE       RENTABLE      RENTABLE      RENTABLE        # OF
  TYPE               ADDRESS           LEASES         SF            SF            SF             SF            SF          MONTHS
---------          ----------        --------       ------       --------      --------       ---------     --------    -----------

Early Renewals
------------------------------------------------------------------------------------------------------------------------------------

Office
                180 Madison Avenue             2      1,468            2,158      40.64            22.19          -                -
                100 Park Avenue                1        902            1,189      55.00            36.00          -                -
                286 Madison Avenue             1      1,035            1,495      36.00            24.75          -                -
                70 West 36th Street            1      1,139            1,621      30.00            19.50          -                -
                440 Ninth Avenue               1      1,289            1,823      27.50            25.00          -                -
                1466 Broadway                  1      4,634            6,494      30.00            16.50          -                -
                420 Lexington Avenue           3      3,635            5,045      32.07            21.68          -                -
                                             ---     ------           ------   --------            -----      -----             ----
                                              10     14,102           19,825      33.41            21.26          -                -
Garge

                1250 Broadway                  1     49,642           49,642      18.13            11.87          -                -
                                             ---     ------           ------   --------            -----      -----             ----
                                               1     49,642           49,642      18.13            11.87          -                -

RENEWALS
------------------------------------------------------------------------------------------------------------------------------------

                Expired/Renewed               11     19,438           23,071      38.70            26.43       0.12              0.2
               Early Renewals Office          10     14,102           19,825      33.41            21.26          -                -
               Early Renewals Garage           1     49,642           49,642      18.13            11.87          -                -
                                             ---     ------           ------   --------            -----      -----             ----
                              TOTAL           22     83,182           92,538      26.53            17.51          -                -





* Annual Base Rent
** Escalated Rent is calculated as Total Annual Income less Electric Charges.


SUPPLEMENTAL PACKAGE INFORMATION       30                     THIRD QUARTER 2001

---------------------------------------------------------------------------------------------------------------------
 ANNUAL LEASE EXPIRATIONS

 CONSOLIDATED PROPERTIES                                                                 [SL GREEN REALTY CORP. LOGO]
=====================================================================================================================
                                                                                  ANNUALIZED
                                       SQUARE                                      RENT PER
                                      FOOTAGE       PERCENTAGE    ANNUALIZED        LEASED
                         NUMBER OF       OF          OF TOTAL      RENT OF      SQUARE FOOT OF           YEAR 2001
YEAR OF LEASE            EXPIRING     EXPIRING        LEASED       EXPIRING     EXPIRING LEASES      WEIGHTED AVERAGE
 EXPIRATION              LEASES**      LEASES         SQ. FT.     LEASES ($'S)    $/PSF ***         ASKING RENT $/PSF
                         --------------------------------------------------------------------------------------------

In 1st Quarter 2001*        9             5,681       0.02%           136,068        23.95                42.28
In 2nd Quarter 2001*        6            15,250       0.22%           218,064        14.30                43.13
In 3rd Quarter 2001*       16            44,264       0.65%         1,069,176        24.15                42.26
In 4th Quarter 2001        31           124,706       1.84%         2,855,484        22.90                40.75
--------------------------------------------------------------------------------------------------------------------

         TOTAL 2001        62           189,901       2.74%         4,278,792        22.53                41.32

               2002       129           388,856       5.73%        10,690,464        27.49                42.75
               2003       129           564,657       8.31%        15,871,740        28.11                42.63
               2004       114           590,105       8.69%        17,994,720        30.50                42.71
               2005       100           587,579       8.65%        18,301,632        31.15                42.02
               2006        60           432,791       6.37%        12,412,836        28.68                42.71
               2007        45           277,342       4.08%         8,805,816        31.75                43.74
               2008        38           391,186       5.76%        12,166,776        31.10                41.84
               2009        34           550,634       8.11%        15,109,356        27.44                42.48
               2010        44         1,080,098      15.90%        30,098,384        27.87                42.85
         THEREAFTER        54         1,742,429      25.66%        44,616,888        25.61                41.72
                         --------------------------------------------------------------------------------------------

                          809         6,795,578     100.00%       190,560,074        28.03                42.35
                         ============================================================================================

* Includes month to month holdover tenants that expired prior to 9/30/01.

**Tenants may have multiple leases.

**Represents current in place annualized rent allocated by year of maturity.



SUPPLEMENTAL PACKAGE INFORMATION       31                     THIRD QUARTER 2001

=========================================================================================================================
 ANNUAL LEASE EXPIRATIONS

 JOINT VENTURE PROPERTIES                                                                     [SL GREEN REALTY CORP. LOGO]
==========================================================================================================================
                                                                          ANNUALIZED       ANNUALIZED          YEAR 2001
                                              SQUARE        PERCENTAGE      RENT OF      RENT PER LEASED        WEIGHTED
                            NUMBER OF        FOOTAGE         OF TOTAL      EXPIRING     LEASED SQUARE FOOT      AVERAGE
   YEAR OF LEASE             EXPIRING      OF EXPIRING        LEASED        LEASES      OF EXPIRING LEASES       ASKING
     EXPIRATION              LEASES**         LEASES          SQ. FT.        ($'S)           $/PSF ***         RENT $/PSF
                            ---------------------------------------------------------------------------------------------

In 1st Quarter 2001*            1               1,167          0.04%         24,036          20.60             46.10
In 2nd Quarter 2001*            1               1,598          0.05%         33,552          21.00             43.00
In 3rd Quarter 2001*            3               1,364          0.05%         38,184          27.99             43.00
In 4th Quarter 2001             2               8,236          0.28%        180,900          21.96             40.81
                            ---------------------------------------------------------------------------------------------

         TOTAL 2001             7              12,365          0.94%        276,672          22.38             41.84

               2002            34             410,029         13.79%     13,899,720          33.90             47.39
               2003            19             229,074          7.71%      5,287,200          23.08             43.36
               2004            22             174,896          5.88%      5,502,228          31.46             47.78
               2005            18             289,318          9.73%      9,030,576          31.21             49.89
               2006            22             314,928         10.60%      7,630,296          24.23             45.56
               2007            10             295,326          9.94%     10,057,140          34.05             52.27
               2008            13             169,659          5.71%      4,655,004          27.44             47.15
               2009            17             570,327         19.19%     18,241,452          31.98             49.72
               2010            14             299,746         10.08%     10,671,264          35.60             50.66
         THEREAFTER            11             229,811          6.95%      7,313,108          31.15             47.55
                            ---------------------------------------------------------------------------------------------
                              187           2,995,479        100.00%     92,564,660          30.85             48.39
                            ---------------------------------------------------------------------------------------------

* Includes month to month holdover tenants that expired prior to 9/30/01.

**Tenants may have multiple leases.

***Represents in place annualized rent allocated by year of maturity.



SUPPLEMENTAL PACKAGE INFORMATION       32                     THIRD QUARTER 2001

===================================================================================================================
SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997
                                                                                       [SL GREEN REALTY CORP. LOGO]
===================================================================================================================
                                                                                                      NET RENTABLE
                        PROPERTY                        TYPE OF OWNERSHIP     SUBMARKET                   S.F
                        --------                        -----------------     ---------                   ----

1998 ACQUISITIONS
     Mar-98             420 Lexington                   Operating Sublease    Grand Central North      1,188,000
     Mar-98             1466 Broadway                   Fee Interest          Times Square               289,000
     Mar-98             321 West 44th                   Fee Interest          Times Square               203,000
     May-98             711 3rd Avenue                  Operating Sublease    Grand Central North        524,000
     Jun-98             440 9th Avenue                  Fee Interest          Garment                    339,000
     Aug-98             1412 Broadway                   Fee Interest          Times Square South         389,000
                                                                                                      ----------
                                                                                                       2,932,000


1999 ACQUISITIONS
     Jan-99             420 Lexington Leasehold         Sub-leasehold         Grand Central North
     Jan-99             555 West 57th - 65% JV          Fee Interest          Midtown West               941,000
     May-99             90 Broad Street - 35% JV        Fee Interest          Financial                  339,000
     May-99             The Madison Properties:         Fee Interest          Grand Central South
                        -----------------------
                             286 Madison Avenue                                                          112,000
                             290 Madison Avenue                                                           36,800
                             292 Madison Avenue                                                          187,000
     Aug-99             1250 Broadway - 50% JV          Fee Interest          Penn Station               670,000
     Nov-99             555 West 57th - remaining 35%   Fee Interest          Midtown West                    -
                                                                                                      ----------
                                                                                                       2,285,800

2000 ACQUISITIONS
     Feb-00             100 Park Avenue                 Fee Interest          Grand Central South        834,000
     Dec-00             180 Madison Avenue              Fee Interest          Grand Central South        265,000
CONTRIBUTION TO JV
     May-00             321 West 44th                   Fee Interest          Times Square               203,000
                                                                                                      ----------
                                                                                                       1,302,000

2001 ACQUISITIONS
     Jan-01             1370 Broadway                   Fee Interest          Garment                    255,000
     Jan-01             1 Park Avenue                   Various Interests     Grand Central South        913,000
     Jan-01             469 7th Avenue - 35% JV         Fee Interest          Penn Station               253,000
     Jun-01             317 Madison                     Fee Interest          Grand Central              450,000
ACQUISITION OF JV INTEREST
     Sep-01             1250 Broadway - 49.9% JV (3)    Fee Interest          Penn Station               253,000
                                                                                                      ----------
                                                                                                       2,124,000

                           % LEASED        % LEASED     ACQUISITION
                        AT ACQUISITION     9/30/2001    PRICE ($'S)
                        --------------     ---------    -----------
1998 ACQUISITIONS
     Mar-98                   83               97        78,000,000
     Mar-98                   87               81        64,000,000
     Mar-98                   96               97        17,000,000
     May-98                   79              100        65,600,000
     Jun-98                   76               91        32,000,000
     Aug-98                   90              N/A        82,000,000
                                                       ------------
                                                        338,600,000

1999 ACQUISITIONS
     Jan-99                                              27,300,000
     Jan-99                  100              100        66,700,000
     May-99                   82              N/A        34,500,000
     May-99                                              50,000,000

                              99               99
                              86              100
                              97              100
     Aug-99                   97              100        93,000,000
     Nov-99                                              34,100,000
                                                       -------------
                                                        305,600,000
2000 ACQUISITIONS
     Feb-00                   97              100       192,000,000
     Dec-00                   90               90        41,250,000
CONTRIBUTION TO JV
     May-00                   98               97        28,400,000
                                                       -------------
                                                        261,650,000
2001 ACQUISITIONS
     Jan-01                   97               99        50,500,000
     Jan-01                   97               98       233,900,000
     Jan-01                   98               90        45,700,000
     Jun-01                   95               96       105,600,000
ACQUISITION OF JV INTERE
     Sep-01                   98              100        45,700,000
                                                       ------------
                                                        435,700,000



(1) This includes the issuance of 44,772 OP units (valued at $1mm) and $20mm for a 50% interest in the Building Fee (purchased 7/98).
(2) This includes the assumption of mortgage debt for $28.6mm (65% of $44mm).
(3) Current ownership interest is 99.8%.


SUPPLEMENTAL PACKAGE INFORMATION       33                     THIRD QUARTER 2001

====================================================================================================================================
SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999
                                                                                                       [SL GREEN REALTY CORP. LOGO]
====================================================================================================================================
                                                                                              NET
                                                  TYPE OF                                  RENTABLE      SALES            SALES
                 PROPERTY                         OWNERSHIP         SUBMARKET                 S.F.     PRICE ($'S)    PRICE ($'S/SF)
                 --------                         ---------         ---------              --------    -----------    --------------

2000 Sales
  Feb-00         29 West 35th Street              Fee Structure     Garment                  78,000    $ 11,700,000       $150
  Mar-00         36 West 44th Street              Fee Structure     Grand Central           178,000    $ 31,500,000       $177
  May-00         321 West 44th Street - 35% JV    Fee Structure     Times Square            203,000    $ 28,400,000       $140
  Nov-00         90 Broad Street                  Fee Structure     Financial               339,000    $ 60,000,000       $177
  Dec-00         17 Battery South                 Fee Structure     Financial               392,000    $ 53,000,000       $135
                                                                                          ---------    ------------       ----
                                                                                          1,190,000    $184,600,000       $156

2001 SALES
  Jan-01         633 Third Ave                    Fee Structure     Grand Central North      40,623    $ 13,250,000       $326
  May-01         1 Park Ave - 45% JV              Fee Structure     Times Square            913,000    $233,900,000       $256
  Jun-01         1412 Broadway                    Fee Structure     Times Square South      389,000    $ 90,700,000       $233
  Jul-01         110 E. 42nd Street               Fee Structure     Grand Central North      69,700    $ 14,500,000       $208
                                                                                          ---------    ------------       ----
                                                                                          1,412,323    $352,350,000       $256


SUPPLEMENTAL PACKAGE INFORMATION       34                     THIRD QUARTER 2001

================================================================================
SUPPLEMENTAL DEFINITIONS
                                                    [SL GREEN REALTY CORP. LOGO]
================================================================================


ANNUALIZED RENT is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

DEBT SERVICE COVERAGE is adjusted EBITDA divided by total interest and principal payments

EQUITY INCOME/ (LOSS) FROM AFFILIATES are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For its investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

FIXED CHARGE is adjusted EBITDA divided by the total payments for ground leases and preferred stock.

FIXED CHARGE COVERAGE is adjusted EBITDA divided by total interest expense (including capitalized interest and debt premium amortization, but excluding finance cost amortization) plus preferred dividends and distributions.

FUNDS AVAILABLE FOR DISTRIBUTION (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG's unconsolidated JV; less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

FUNDS FROM OPERATIONS (FFO) is defined as income from operations before minority interests, gains or losses from sales of real estate and extraordinary items plus real estate depreciation, an adjustment to derive SLG's pro rata share of the FFO of unconsolidated joint ventures, and perpetual preferred stock dividends. In accordance with NAREIT White Paper on FFO, SLG includes the effects of straight-line rents in FFO.

INTEREST COVERAGE is adjusted EBITDA divided by total interest expense.

PERCENTAGE LEASED represents the total percentage of total rentable square feet owned, which is leased, including month-to-month leases, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

RECURRING CAPITAL EXPENDITURES represents non-incremental building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to "operating standard."

REDEVELOPMENT COSTS are non-recurring capital expenditures incurred in order to improve buildings to SLG's "operating standards." These building costs are taken into consideration during the underwriting for a given property's acquisition.

SAME STORE NOI GROWTH is the change in the NOI (excluding straight-line rents) of the same store properties from the prior year reporting period to the current year reporting period.

SAME STORE PROPERTIES include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

SECOND GENERATION TI'S AND LC'S are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generations space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

SLG'S SHARE OF TOTAL DEBT TO MARKET CAPITALIZATION is calculated as SLG's share of total debt divided by the sum of total debt plus market equity and preferred stock equity income redeemable shares. SLG's share of total debt includes total consolidated debt plus SLG's pro rata share of the debt of unconsolidated joint ventures less than JV partners' share of debt. Market equity assumes conversion of all OP units into common stock.

TOTAL SQUARE FEET OWNED represents 100% of the square footage of properties either owned directly by SLG or which SLG has a controlling interest in (e.g. consolidated joint ventures).

================================================================================
CORPORATE GOVERNANCE
                                                    [SL GREEN REALTY CORP. LOGO]
================================================================================

STEPHEN L. GREEN                              TOM WIRTH
    Chairman of the Board and CEO                 Chief Financial Officer
MARC HOLLIDAY                                 GERARD NOCERA
    President and Chief Investment                 Executive Vice President,
    Officer                                        Leasing
MICHAEL REID                                  ANDREW S. LEVINE
    Chief Operating Officer                       General Counsel and Secretary


================================================================================
ANALYST COVERAGE

================================================================================

FIRM                                  ANALYST                       PHONE                  EMAIL

CIBC Oppenheimer Corp.                Anthony Paolone               (212)-667-8116         anthony.paolone@us.cibc.com
Corinthian Partners, LLC              Claus Hirsch                  (212) 287-1565         cwhirsch@rcn.com
Credit Suisse First Boston            Larry Raiman                  (212) 538-2380         lawrence.raiman@csfb.com
Deutsche Banc Alex. Brown             Louis W. Taylor               (212) 469-4912         louis.taylor@db.com
Goldman Sachs                         James H. Kammert, CFA         (212) 855-0670         james.kammert@gs.com
                                      Matthew D. Lentz              (212) 357-4225         matthew.lentz@gs.com
Legg Mason Wood Walker, Inc.          David Fick                    (410) 454-5018         dmfick@leggmason.com
Lehman Brothers, Inc.                 David Shulman                 (212) 526-3413         dshulman@lehman.com
McDonald & Company                    Anatole Pevnev                (216) 263-4783         apevnev@mcdinvest.com
Prudential Securities                 James W. Sullivan             (212) 778-2515         jim_sullivan@prusec.com
Raymond James & Associates            Paul Puryear                  (727) 573-8607         ppuryear@ecm.rjf.com
Salomon Smith Barney                  Jonathan Litt                 (212) 816-0231         jonathan.litt@ssmb.com
Wachovia Securities                   Christopher Haley             (443) 263-6773         christopher.haley@wachovia.com

  SL GREEN REALTY CORP. IS FOLLOWED BY THE ANALYST(S) LISTED ABOVE. PLEASE NOTE THAT ANY OPINIONS, ESTIMATES OR FORECASTS REGARDING SL GREEN REALTY CORP.'S PERFORMANCE MADE BY THESE ANALYSTS ARE THEIRS ALONE AND DO NOT REPRESENT OPINIONS, FORECASTS OR PREDICTIONS OF SL GREEN REALTY CORP. OR ITS MANAGEMENT. SL GREEN REALTY CORP. DOES NOT BY ITS REFERENCE ABOVE OR DISTRIBUTION IMPLY ITS OF OR CONCURRENCE WITH SUCH INFORMATION, CONCLUSIONS OR RECOMMENDATIONS.



                                       36